As filed with the Securities and Exchange Commission on July 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MindWalk Holdings Corp.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

British Columbia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Industrious 823 Congress Ave, Suite 300, Austin, TX 78701

Tel: (800) 620-4187

(Address and telephone number of Registrant’s principal executive offices)

ImmunoPrecise Antibodies (USA), Ltd.

3523 45th Street S, Suite 100, PMB#5961

Fargo, ND 58104

Tel: (800) 620-4187

(Name, address and telephone number of agent for service)

With a copy to:

Jeffrey D. Cohan Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 919 Third Avenue New York, NY 10022 Tel: (212) 692-6710	Eric Foster Mintz LLP 200 Bay St, South Tower Suite 2800 Toronto, ON M5J 2J3 Tel: (647) 499-2640

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement is a replacement registration statement being filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to securities that remain unsold under the Registration Statement on Form F-3 (Registration No. 333- 273197), declared effective by the SEC on July 14, 2023 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(5)(ii) under the Securities Act, by filing this registration statement on Form F-3 (the “Registration Statement”), the Registrant may issue and sell securities covered by the Prior Registration Statement until the earlier of (i) the effective date of this Registration Statement and (ii) January 10, 2027, which is 180 days after the third-year anniversary of the effective date of the Prior Registration Statement (the “Expiration Date”). In particular, the Registrant may continue to offer and sell under the Prior Registration Statement shares of common stock in its at-the-market offering through JonesTrading Institutional Services LLC, as sales agent, which offering shall remain registered under the Prior Registration Statement using a prospectus supplement filed on November 7, 2025, until the Expiration Date. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of securities under the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.

This registration statement contains two prospectuses:

•

a base prospectus which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $250,000,000 of Common Shares, Preferred Shares, Debt Securities, Warrants, Units, and Subscription Receipts from time to time in one or more offerings, including the at-the-market offering as described below; and

•

a sales agreement prospectus supplement covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $50,000,000 of the Registrant’s Common Shares that may be issued and sold under a Sales Agreement by and between the Registrant and JonesTrading Institutional Services LLC (the “Sales Agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus. The Common Shares that may be offered, issued and sold by the Registrant under the sales agreement prospectus supplement is included in the $250,000,000 of securities that may be offered, issued and sold by the Registrant under the base prospectus. Upon termination of the Sales Agreement, any portion of the $50,000,000 included in the sales agreement prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $50,000,000 of securities not sold may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION JULY 13, 2026

PROSPECTUS

MINDWALK HOLDINGS CORP.

$250,000,000

Common Shares

Preferred Shares

Debt Securities

Warrants

Units

Subscription Receipts

MindWalk Holdings Corp. (the “Company”) may offer and issue from time to time (each an “Offering”) any of its (i) common shares (the “Common Shares”) or preferred shares (the “Preferred Shares” and together with the Common Shares, the “Equity Securities”), (ii) bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description (collectively, “Debt Securities”), (iii) warrants to purchase Equity Securities and warrants to purchase Debt Securities (collectively, the “Warrants”), (iv) units comprised of one or more of the other securities described herein (“Units”), (v) subscription receipts that entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, Equity Securities, Debt Securities, Warrants, or Units (“Subscription Receipts”, and together with the Equity Securities, Debt Securities, Warrants and Units, the “Securities”) of up to $250,000,000 aggregate initial offering price of Securities (or the equivalent thereof in one or more foreign currencies or composite currencies, including United States dollars) during the 36-month period that this registration statement (the “Prospectus”), including any amendments thereto remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of as set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”).

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Common Shares, the number of Common Shares offered and the offering price; (ii) in the case of Preferred Shares, the designation of the particular class and series, the number of Preferred Shares offered, the offering price, dividend rate, if any, and any other specific terms of the Preferred Shares being offered; (iii) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, interest provisions, authorized denominations, the offering price, covenants, events of default, any terms for redemption or retraction, any exchange or conversion terms, whether the debt is senior or subordinated and any other specific terms of the Debt Securities being offered; (iv) in the case of Warrants, the designation, number and terms of the Equity Securities or Debt Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms of the Warrants being offered; (v) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units and any other specific terms of the Units being offered; and (vi) in the case of Subscription Receipts, the number of Subscription Receipts, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), the procedures for the exchange of Subscription Receipts, the amount and type of securities that holders thereof will receive upon exchange thereof and any other specific terms of the Subscription Receipts being offered. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities. See “Plan of Distribution”.

All shelf information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Applicable securities legislation requires the delivery to purchasers of a Prospectus Supplement containing the omitted information within a specified period of time after agreeing to purchase any of these Securities, except in cases where an exemption from such delivery requirement is available. Each Prospectus Supplement will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions. We may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, or agents involved in the Offering and sale of the Securities and will set forth the terms of the Offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds we will receive and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

The Common Shares are listed for trading on the Nasdaq Capital Market (“Nasdaq”) under the trading symbol “HYFT”. On July 10, 2026, being the last trading day prior to the date hereof, the closing price of the Common Shares on Nasdaq was $1.43. Unless otherwise specified in an applicable Prospectus Supplement, the Debt Securities, Subscription Receipts, Units and Warrants will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which these Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of any Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See “Risk Factors”.

The Company’s executive headquarters is located at Industrious 823 Congress Ave, Suite 300, Austin, Texas 78701 and its registered and records office is located at 1600 – 925 West Georgia Street, Vancouver, British Columbia V6C 3L2, Canada.

We are a “foreign private issuer” under applicable SEC rules and will be subject to reduced public company reporting requirements for this prospectus and future filings. See the section entitled “Prospectus Summary—Implications of Being a Foreign Private Issuer” for additional information.

We have prepared this Prospectus in accordance with United States disclosure requirements. Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and thus may not be comparable to financial statements of United States companies.

Purchasers of the Securities should be aware that the acquisition of the Securities may have tax consequences in the United States and in Canada. Such consequences for purchasers who are resident in, or citizens of, the United States, or who are resident in Canada may not be described fully herein or in any applicable Prospectus Supplement. Purchasers of the Securities should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular Offering of Securities.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is incorporated and governed under the laws of the Province of British Columbia, Canada, that some of our officers and directors are residents of countries other than the United States, that some or all of the underwriters, if any, may be residents of a foreign country, and a substantial portion of our assets and some of said persons are located outside the United States.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Investing in the Securities involves a high degree of risk. Prospective purchasers of the Securities should carefully consider all the information in this Prospectus and in the documents incorporated by reference in this Prospectus. See “Risk Factors” beginning on page 13 of this Prospectus.

In this Prospectus, all references to “dollars” or “$” are references to United States dollars unless otherwise specified.

The date of this Prospectus is    , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell Securities from time to time and in one or more offerings up to a total dollar amount of $250,000,000 as described in this prospectus. Each time that we offer and sell Securities, we will provide a prospectus supplement to this prospectus that contains specific information about the Securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any Securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “MindWalk,” “we,” “our,” “us” and the “Company” in this prospectus, we mean MindWalk Holdings Corp., together with our direct and indirect wholly owned subsidiaries, unless otherwise specified.

We use our trademarks in this prospectus as well as trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, together with the documents incorporated by reference herein and therein, contains forward-looking statements and information about the Company which reflect management’s expectations regarding the Company’s future growth, results of operations, operational and financial performance and business prospects and opportunities. In addition, the Company may make or approve certain statements or information in future filings with Canadian and United States securities regulatory authorities, in news releases, or in oral or written presentations by representatives of the Company that are not statements of historical fact and may also constitute forward-looking statements or forward-looking information. All statements and information, other than statements or information of historical fact, made by the Company that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and information, including, but not limited to statements and information preceded by, followed by, or that include words such as “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe”, “intends”, “plan”, “forecast”, “budget”, “schedule”, “project”, “estimate”, “outlook”, or the negative of those words or other similar or comparable words.

Forward-looking statements and information involve significant risks, assumptions, uncertainties and other factors that may cause actual future performance, achievements or other realities to differ materially from those expressed or implied in any forward-looking statements or information and, accordingly, should not be read as guarantees of future performance, achievements or realities. Although the forward-looking statements and information contained in this Prospectus and the documents incorporated by reference therein reflect management’s current beliefs based upon information currently available to management and based upon what management believes to be reasonable assumptions, the Company cannot be certain that actual results will be consistent with these forward-looking statements and information. A number of risks and factors could cause actual results, performance, or achievements to differ materially from the results expressed or implied in the forward-looking statements and information. Such risks and factors include, but are not limited to, the following:

•	negative operating cash flow;

•	liquidity and future financing risk;

•	the financial position of the Company and its potential need for additional liquidity and capital in the future;

•	the Company may experience going concern risk;

•	the Company may fail to remediate a material weakness;

•	the success of any of the Company’s current or future strategic alliances;

•	the Company may become involved in regulatory or agency proceedings, investigations and audits;

•	the Company may be subject to litigation in the ordinary course of its business;

•	the ability of the Company to obtain, protect and enforce patents on its technology and products;

•	risks associated with applicable regulatory processes;

•	the ability of the Company to achieve publicly announced milestones;

•	the effectiveness of the Company’s business development and marketing strategies;

•	the competitive conditions of the industry in which the Company operates;

•	market perception of smaller companies;

•	the Company’s ability to successfully develop, validate, and commercialize its proprietary AI platforms, including the LensAI™ platform and HYFT® Technology;

•

the Company cannot assure the production of new and innovative processes, procedures or innovative approaches to antibody and biologics discovery, AI-driven drug design, or development of new antibodies, peptide therapeutics, or vaccine candidates;

•	the risks inherent in preclinical and clinical development of the Company’s proprietary pipeline programs;

•	the ability of the Company to manage growth;

•	the selection and integration of acquired businesses and technologies;

•	the Company may lose clients;

•	any reduction in demand;

•	any reduction or delay in government funding of research and development;

•	the costs of being a public company in the United States;

•	the Company may fail to meet the delivery and performance requirements set forth in client contracts;

•	the Company may become subject to patent and other intellectual property litigation;

•	the Company’s dependence upon key personnel;

•	the Company may not achieve sufficient brand awareness;

•	the Company’s directors and officers may have interests which conflict with those of the Company;

•	the outsourcing trend in non-clinical and computational discovery stages of drug discovery, including the adoption of AI-driven platforms;

•	the Company’s products, services and expertise may become obsolete or uneconomical;

•	the ability of the Company to comply with evolving laws and regulations governing the use of artificial intelligence in drug discovery and development;

•	the effect of global economic conditions;

•	the Company has a limited number of suppliers;

•	the Company may become subject to liability for risks against which it cannot insure;

•	clients may restrict the Company’s use of scientific information;

•	the Company may experience failures of its laboratory facilities;

•	any contamination in animal populations;

•	any unauthorized access into information systems, or cybersecurity threats to the Company’s AI platforms, proprietary data, or computational infrastructure;

•	the effect of tariffs, trade restrictions, export controls, and geopolitical conditions on the Company’s international operations and supply chains;

•	prospective investors’ ability to enforce civil liabilities;

•	the Company’s status as a foreign private issuer;

•	exposure to foreign exchange rates;

•	the effects of future sales or issuances of equity securities or debt securities;

•	the market price of the Common Shares may experience volatility;

•	the Company will maintain discretion in the use of proceeds of any offering of securities;

•	the Company has not declared or paid any dividends on the Common Shares and does not intend to do so in the foreseeable future; and

•	a liquid market for the Common Shares may not develop.

Although the Company has attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements or information, there may be other factors and risks that cause actions, events or results not to be as anticipated, estimated or intended. Further, any forward-looking statements and information contained herein are made as of the date of this Prospectus and the documents incorporated by reference therein and, other than as required by applicable securities laws, the Company assumes no obligation to update or revise them to reflect new events or circumstances. New factors emerge from time to time, and it is not possible for management to predict all such factors and to assess in advance the impact of each such factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual realities to differ materially from those contained in any forward-looking statement or information. Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this Prospectus and the documents incorporated by reference herein. All forward-looking statements and information disclosed in this Prospectus and the documents incorporated by reference are qualified by this cautionary statement.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus and any applicable prospectus supplement carefully, including the sections of this prospectus entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements”, and sections under similar headings in our annual report on Form 20-F for the year ended April 30, 2025, our consolidated financial statements and the related notes incorporated by reference in this prospectus and all other information included or incorporated by reference in this prospectus.

General

MindWalk Holdings Corp. is presently traded on Nasdaq with the ticker symbol “HYFT”. The Board of Directors of the Company (the “Board”) previously approved a change in our corporate name from ImmunoPrecise Antibodies Ltd. to MindWalk Holdings Corp., which became effective on September 3, 2025. The Company began trading under a new symbol on Nasdaq, “HYFT”, effective September 4, 2025. The executive headquarters of the Company are situated at Industrious 823 Congress Ave, Suite 300, Austin, Texas 78701. The registered and records office of the Company is located at 1600 – 925 West Georgia Street, Vancouver, British Columbia V6C 3L2, Canada.

Overview

MindWalk Holdings Corp. is a Bio-Native AI company that applies artificial intelligence proprietary biological pattern analysis and wet-lab capabilities to support therapeutic discovery. The Company develops BioIntelligence infrastructure that life sciences AI, and increasingly agentic AI, requires, which is designed to integrate AI, data, and full-stack wet lab capabilities into one connected discovery ecosystem. At its core is HYFT® Technology, the Company’s patented, function-aware representation of biology, refined over 20 years of curation into a biological representation of 660 million patterns and 25 billion relationships spanning sequence and structural biology.

Biology is a connected system, but the data that describes it is often fragmented across files, formats, systems, teams, and workflows, and data volume alone does not produce understanding. As AI tools make molecule design faster and more widely available, management believes enterprise AI value in life sciences is shifting from the AI models themselves to the structure, provenance, and biological context of the data those models reason over, and that drug discovery is among the highest-consequence environments in which AI will be deployed. MindWalk positions ReefIQ, powered by HYFT Technology, as a biological context layer for life sciences: it enriches biological data at ingestion and connects it to biological meaning, so that the LensAI™ reasoning and application layer, together with any customer-selected AI models or agents, can reason over a governed, evidence-linked representation rather than over isolated files.

AI systems trained on biological data may produce inaccurate outputs when the input extends beyond their training data, a limitation that could have material consequences in drug discovery workflows. MindWalk’s approach grounds AI reasoning in the patterns that evolution has preserved, so that biological context, rather than statistical similarity alone, constrains what the models produce. The Company believes this grounding is a prerequisite for deploying autonomous, agentic AI in regulated discovery workflows.

The Company’s integrated platform connects in silico analysis with a full-stack wet lab, enabling a closed-loop discovery model in which computational insights inform experimental design and experimental results can enrich the Company’s data layer. This architecture is intended to improve efficiency across the biologics discovery and development process. MindWalk’s integrated discovery and development platform has supported the clinical advancement of more than 20 molecules through client and partner programs, and a growing internal pipeline now leverages the Company’s AI-driven discovery engine.

The HYFT® Technology Advantage

At the core of MindWalk’s platform is HYFT Technology, a patented biological pattern technology that represents a distinct approach to understanding molecular biology. Rather than relying on sequence alignment, which misses functional relationships masked by genetic variation, HYFT Technology captures the minimal pattern information required to determine molecular structure and function.

These HYFT patterns are evolution-defined. They represent the regions of biology that cannot change without loss of essential function: conserved patterns that persist across mutation and species variation. Because these patterns encode functional constraint rather than surface-level similarity, they identify functional relationships that sequence-alignment approaches may not detect.

HYFT patterns form a connected biological representation of 660 million patterns and 25 billion relationships, harmonizing sequence, structure, functional assays, omics data, and scientific literature into a single, queryable computational space that supports traceable, evidence-linked biological analysis. HYFT patterns are patented assets owned exclusively by MindWalk. The Company believes this intellectual property may differentiate its platform as the patterns are applied across additional programs, modalities, and therapeutic areas.

LensAI™: The Platform

LensAI is MindWalk’s Bio-Native reasoning and application layer for biologics discovery and development, built on the HYFT pattern framework. Partners access LensAI through expert-led analytics projects, SaaS subscriptions, and API-based integrations, creating a flexible engagement model that scales with client need.

LensAI capabilities include target profiling, antigen and epitope analysis, immunogenicity and liability screening, candidate triage, de novo variant sequence design, developability assessment, and portfolio-level analysis. Across these applications, HYFT patterns are intended to link modalities and make results traceable to specific biological evidence, reducing reliance on model outputs that are not connected to underlying biological context.

Beyond client-facing applications, LensAI also drives MindWalk’s internal proprietary asset programs, where the same platform that powers partner work generates de novo therapeutic and vaccine candidates supported by proprietary intellectual property and HYFT-defined biological analysis, with potential future partnering opportunities.

ReefIQ™

ReefIQ is a HYFT-powered biological context layer designed for AI drug discovery and biologics development that sits between client discovery data and AI reasoning workflows. Biology is connected, but drug-discovery data is often fragmented across files, formats, systems, teams, and workflows. ReefIQ reconnects those representations before AI workflows act on them, harmonizing client discovery data and linking it into MindWalk’s biological representation foundation. Sequences, structures, assay outputs, omics, literature, evidence, and program history are designed to transform into a governed, queryable biological context for AI-enabled discovery, with provenance and program history preserved.

ReefIQ is built on HYFT Technology, MindWalk’s core biological pattern technology, which is intended to provide the underlying biological representation framework that links sequence, structure, function, mechanism, pathway, evidence, and literature. LensAI and customer-selected agent models are intended to retrieve, analyze, and generate hypotheses from that connected biological context rather than from isolated files.

AI-Driven Internal Asset Pipeline

MindWalk’s internal pipeline includes LensAI-generated assets that the Company owns, protects, and intends to advance through partnerships or licensing. Each program is grounded in HYFT-defined biology and anchored in wet-lab validation. The programs below are those where HYFT Technology and the LensAI platform served as the primary discovery and design engine.

Program	Target / Indication	Modality	Stage	Key Achievement
GLP-1 Receptor Agonist	Metabolic disease	AI-designed peptide; in silico-led design via LensAI and HYFT Technology	Preclinical; in vitro validated	In vitro GLP-1 receptor activation has been observed in third-party assays; results indicating activity relative to the semaglutide benchmark.
Longevity Companion Therapeutic	Aging biology / healthspan (undisclosed target)	Undisclosed; in silico-designed via LensAI	Preclinical; in silico identified; validation underway	Separate, potentially independently protectable asset targeting a distinct, non-overlapping longevity pathway. Identified as a potential co-administration candidate alongside the GLP-1 RA, though each asset is designed to stand alone. Target undisclosed pending IP protection. Longevity therapeutics market projected at >$75B by 2032.
Universal Dengue Vaccine	Dengue fever (all 4 serotypes)	Monoclonal antibody / vaccine	Third-party neutralization testing underway	Conserved discontinuous epitope identified across all 4 serotypes; rabbit immunization completed; serum antibody binding analysis underway.
Universal Influenza	Influenza A & B (all major subtypes)	Vaccine / functional antigen	Research stage; functional constraint identified in silico	Based on the Company’s internal in silico analysis, a conserved HYFT-defined functional constraint was identified across more than 900 influenza sequence variations spanning Influenza A (H3N2, H5, H7, H9, and H1N1 swine) and both Influenza B lineages (Victoria and Yamagata).

Each AI-driven internal program is designed to be housed and independently financed, allowing individual programs to attract dedicated capital partners without diluting the MindWalk parent entity which preserves shareholder value while enabling non-dilutive program-level financing.

Broader Biologics Portfolio

MindWalk’s discovery capabilities extend well beyond its HYFT/LensAI-driven internal programs. Through an integrated discovery platform that combines wet lab expertise, antibody engineering, and AI tools, the Company has assembled “the Vault”, a curated portfolio of 16 partner-ready assets spanning oncology, immuno-oncology, vascular disease, ophthalmology, and infectious disease. These programs are supported by a growing IP estate built through internal R&D, collaborations, acquisitions and in-licensing, alongside strategic investment in biologics capabilities and related IP assets. Active R&D across all operational sites continues to advance new service offerings and, more notably, internal discovery programs focused on novel therapeutic antibodies, primarily in immuno-oncology

To support its internal and partnered therapeutic discovery programs, the Company formed Talem, based in Cambridge, Massachusetts. Talem offers strategic partnerships with pharma and biotech companies. MindWalk’s offerings enable Talem to customize each program and leverage the Company’s expertise and technologies across its biologics capabilities. Select programs of note include:

•

CD3de Fabs (MDWK-24): A CD3de-targeting Fab arm designed for bispecific and multi-specific T cell engager formats. Developed by MindWalk, this asset is engineered to reduce cytokine release relative to first-generation CD3 engagers and is available for partners to combine with anti-tumor associated antigen (TAA) arms to generate novel immunotherapeutic molecules.

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ALK-1 Agonist Antibodies (MDWK-21): Monoclonal agonist antibodies targeting activin receptor-like kinase 1 (ALK1), a member of the TGF-ß receptor superfamily preferentially expressed on endothelial cells. Developed by MindWalk for vascular pathologies including diabetic retinopathy and pulmonary arterial hypertension, where impaired BMP9/ALK1 signaling is a central driver of disease.

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TrkB × CD3 Bispecific (MDWK-200): A bispecific T cell engager combining MindWalk’s proprietary anti-TrkB and anti-CD3de arms, targeting triple-negative breast cancer and other TrkB-overexpressing solid tumors.

•	SARS-CoV-2 (MDWK-03): The most clinically advanced asset in the broader Vault by stage, currently in final drug product form.

Several assets in the Vault are already partnered. The Vault also comprises additional partner-ready antibody and biologics assets across a range of modalities and stages of development, made available to prospective partners upon request.

Functional Adjacency

A recent application of HYFT Technology has indicated an additional, potentially commercially significant capability: the detection of functional adjacency. Functional adjacency refers to the phenomenon where distinct molecules produce the same therapeutic effect despite low sequence similarity, a condition that sequence-alignment-based analysis routinely fails to identify.

MindWalk has applied HYFT Technology to detect shared biological signatures between AI-designed therapeutics, including cases where independently developed molecules converge on the same functional space. The Company believes this capability may be useful for competitive intelligence, IP strategy, M&A diligence, and portfolio risk assessment, positioning HYFT Technology as a strategic intelligence layer for biopharma organizations navigating an increasingly AI-dense discovery landscape.

Strategy and Outlook

The AI Acceleration Tailwind

As AI tools make molecule design faster and more widely accessible, management believes the volume and variety of AI-generated candidates will grow, and that value will increasingly accrue to the layer that contextualizes, grounds, and interprets those outputs. MindWalk’s strategy is based on management’s belief that data structure, provenance and orchestration are important factors in deploying AI in drug discovery.

With the launch of ReefIQ, the biological context layer for life sciences powered by its patented HYFT Technology, MindWalk is positioning itself at that layer, providing traceable, evidence-linked biological context that the AI models and agents a partner chooses to deploy are designed to use. The Company’s strategy centers on three priorities: growing recurring, intelligence-driven revenue from LensAI engagements; advancing and protecting a wholly owned portfolio of AI-designed assets; and deepening multi-year enterprise partnerships that may enhance the value of the Company’s biological representation over time.

Strategic Positioning

MindWalk is pursuing a strategy based on management’s view that biologics development will increasingly require integrated computational and experimental approaches. MindWalk’s integrated platform is designed to address this need, and its integrated wet lab translates computational insight into experimentally validated, IP-protected assets.

Three Strategic Pillars

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Pillar 1 – Build Intelligence-Driven Recurring Revenue. Management’s primary commercial objective is to grow recurring, intelligence-driven revenue from LensAI engagements in which HYFT-based biological reasoning is embedded directly in a partner’s discovery workflow. The Company is transitioning from a project-revenue model toward a potentially higher-margin, scalable mix that includes subscription-based platform access, HYFT-based analytics engagements, and API integrations. This shift is intended to improve revenue predictability, reduce per-engagement overhead, and enhance the Company’s data assets over time as additional client engagements contribute to its biological representation framework.

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Pillar 2 – Advance and Protect the Internal Asset Portfolio. MindWalk’s internal programs are part of the platform strategy. By generating proprietary assets through LensAI and anchoring them in Bio-Native wet-lab validation, the Company is building an IP portfolio with potential independent value.

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Pillar 3 – Deepen Enterprise Partnerships. MindWalk’s platform may be more useful when embedded in a partner’s discovery workflow over an extended period. Management is actively pursuing multi-year enterprise engagements in which LensAI serves as a persistent analytical layer, informing target selection, immunogenicity screening, candidate triage, and portfolio decisions at scale. These relationships are intended to generate recurring revenue, produce data that strengthens the HYFT representation layer, and create value that may contribute to client retention over time. The TDP-43 neurodegeneration program exemplifies this model: generated through a client-driven engagement using MindWalk’s integrated discovery platform and externally peer-reviewed (bioRxiv, DOI: 10.1101/2025.06.10.658846). This work demonstrated the Company’s ability to distinguish between toxic and healthy protein conformations, a long-standing challenge in neurodegeneration drug development, and now serves as a validation reference supporting expanded engagement across the neurodegenerative drug discovery community. This result was achieved through MindWalk’s wet-lab infrastructure, showing that the Company’s value to enterprise partners extends beyond its Bio-Native HYFT platform to its full integrated discovery capabilities.

Products and Services

MindWalk provides full-service, end-to-end biologics discovery and development, spanning computational design, wet-lab execution, characterization, and production within a single integrated workflow. Because in silico analysis and laboratory validation are operated together rather than sourced from separate vendors, the Company offers clients an integrated alternative to conventional, multi-vendor programs designed to reduce the time, cost, and risk of therapeutic discovery and development. Clients engage these capabilities through a range of models: discrete project work, expert-led analytics, subscription-based (SaaS) and API access to the LensAI platform, and governed, queryable biological context through the ReefIQ context layer, which harmonizes client discovery data, links it to the Company’s HYFT-based biological representation, and preserves provenance and program history. Increasingly, the Company is focused on deeper, longer-term client relationships and contracts in which its platform serves as a persistent analytical layer embedded within a client’s discovery workflow, reflecting a strategic shift from transactional service work toward recurring, higher-value engagements.

MindWalk’s services have a demonstrated record of producing clinical-stage assets for its clients. Discovery campaigns performed at MindWalk facilities have supported the advancement of more than 20 molecules to the clinic, ten of which are currently in active Phase 1 through Phase 3 clinical trials, four of which the Company identifies as first-in-class, across oncology, immunology, neurology, and infectious disease. This record is further supported by more than 400 peer-reviewed publications and patents. In these programs the Company’s contribution includes the immunization strategy, discovery campaign, lead identification, and candidate selection that made clinical entry possible, while its clients own and advance the resulting assets. The same discovery and wet-lab capabilities that produced these client-owned, clinical-stage assets remain available to clients today and, now integrated with the Company’s HYFT Technology and LensAI platform, underpin its own proprietary pipeline.

Services begin in the in silico phase, where the Company applies custom antigen modeling, target analysis using natural language processing, and its patented HYFT analysis to frame each program before laboratory work begins. As programs move into the wet lab, MindWalk’s discovery capabilities span multiple antibody modalities, including full-length monoclonal antibodies (such as IgG1) and single-domain VHH antibodies (nanobodies), across multiple species. These are anchored by the Company’s proprietary B-cell platforms, including B cell Select®, its function-first B-cell screening and sequencing platform, and B cell Llama™, which extends that capability into llama-derived VHH single-domain antibodies increasingly used as building blocks for bispecific and multispecific antibodies and CAR-T cell therapies. Discovery is complemented by hybridoma discovery and production enhanced by multiplexed high-throughput screening and single-clone picking, and by transgenic-animal and multi-species discovery, with antibody repertoires that can be mined in depth through next-generation sequencing and computational analysis.

The Company is then able to provide comprehensive characterization and optimization, including affinity measurement, epitope landscape profiling, and functional assays, alongside in silico immunogenicity assessment, three-dimensional modeling, relative-affinity ranking, molecular docking, and off-target analysis. Additional services include the design of bispecific and single-domain antibodies, recombinant cloning, protein and antibody production and downstream processing, antibody engineering and optimization (including humanization), and cryopreservation and cryostorage.

The Company’s wholly owned Canadian subsidiary, ImmunoPrecise Antibodies (Canada) Ltd., d/b/a MindWalk Biologics Ltd. (“MindWalk Biologics”), is an approved provider for leading transgenic-animal platforms producing antibodies with fully human antigen-binding domains, together with associated protein manufacturing. These operations are a critical component of the Company’s R&D investment, supporting continued development of proprietary technologies, including the B cell Select® and B cell Llama™ platforms, that extend discovery across a broad range of species and strains and are intended to deliver clinically relevant, fully human biologics to clients. As the Company deepens its enterprise client relationships and platform-based engagements, these integrated discovery and development services remain the foundation of its business.

Operations

MindWalk is a global operation with activities in Austin, Texas, Victoria, British Columbia in Canada, and Diepenbeek, Belgium, and business development activities serving the Boston area in the United States. This broad reach enables MindWalk to access locations that support the life sciences industry and the development of artificial intelligence.

The Company’s leadership, spanning North America and Europe, holds global responsibility for financial and accounting oversight, sales and marketing, investor relations, and information technology. An enterprise resource management system aids in automating marketing and sales, enhancing customer relationship management, and simplifying accounting, financial reporting, and project management tasks.

MindWalk Biologics operates from Victoria, British Columbia (Canada), performing custom antibody generation since the Company’s inception. The Company has recently completed the expansion of its vivarium in Victoria while simultaneously intensifying its capabilities in measuring protein binding kinetics and high-throughput label-free protein-protein interactions, and further developing and improving technologies such as its B cell Select® platform. During fiscal year 2026, the Company expanded biologics services activities supporting the North American market.

Recent Developments

ATM Program

On November 7, 2025, the Company entered into a Sales Agreement with JonesTrading Institutional Services LLC pursuant to which the Company may offer and sell, from time to time, Common Shares having an aggregate offering price of up to $30,000,000 through an at-the-market equity offering program, or the ATM Program. The offer and sale of Common Shares under the program are made pursuant to the Company’s shelf registration statement on Form F-3 (File No. 333-273197). As of the date of this Prospectus, an aggregate of 779,368 Common Shares have been sold pursuant to this ATM Program with gross proceeds of $1.36 million.

Audit Committee Composition

Pursuant to applicable Canadian securities laws and Nasdaq Listing Requirements, the Company is required to have an audit committee comprised of at least three independent directors. Following the Company’s annual general meeting held on October 9, 2025, Kamil Isaev (a director and member of the audit committee) was required to tender his resignation pursuant to the Company’s Majority Voting Policy. As the Company has not yet filled the audit committee vacancy created by Kamil Isaev’s resignation, the Company’s audit committee is not in compliance with the audit committee composition requirements under applicable Canadian securities laws and Nasdaq Listing Rule 5605(c)(2). The Company is actively working to fill the vacancy on the audit committee.

Chief Financial Officer Appointment

On October 15, 2025, and October 21, 2025, respectively, the Company announced the appointment of R. Scott Areglado as the new Chief Financial Officer and Thomas W. Lynch, Ph.D. as Chief Business Officer, both effective on October 20, 2025.

Share Repurchase Program

On October 9, 2025, the Board authorized a share repurchase program under which MindWalk may repurchase up to 2.3 million Common Shares over the twelve-month period commencing on October 15, 2025,

and ending no later than October 15, 2026, representing approximately 5% of the Common Shares issued and outstanding at the time the program was established.

ImmunoPrecise Antibodies (Europe) B.V. Sale

On August 6, 2025, AVS Bio, an Arlington Capital Partners portfolio company and global provider of critical inputs and services for the bioprocessing and biologics industry, acquired ImmunoPrecise Antibodies (Europe) B.V. for gross proceeds of approximately $12 million.

Corporate Information

The Company was incorporated on November 22, 1983, under the laws of Alberta, before continuing into British Columbia on September 2, 2016. The Board previously approved a change in our corporate name from ImmunoPrecise Antibodies Ltd. to MindWalk Holdings Corp., which became effective on Nasdaq on September 4, 2025. The Company’s registered and records office is located at 1600 – 925 West Georgia Street, Vancouver, British Columbia V6C 3L2, Canada, and its executive office is located at Industrious 823 Congress Ave, Suite 300, Austin, Texas 78701. The Company’s website address is www.mindwalkai.com. Information contained on, or accessible from, the Company’s website does not constitute part of this Prospectus.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer as defined in Section 405 of the Securities Act. As long as we qualify as a foreign private issuer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. In this prospectus and in the documents and information incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.

RISK FACTORS

An investment in our Securities is highly speculative and subject to a number of known and unknown risks. Only those persons who can bear the risk of the entire loss of their investment should purchase our Securities. You should carefully consider the risk factors set forth below along with the risk factors in our Annual Report on Form 20-F for the fiscal year ended April 30, 2025 and the other information contained in this Prospectus, and the documents incorporated by reference therein, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable Prospectus Supplement, before purchasing any of our Securities.

Risks Related to Our Business

We may not successfully execute our software-led strategy, including the commercialization and scaling of LensAI™, which could adversely affect our growth, operating results and financial condition.

Our strategic plans increasingly depend on our ability to develop, commercialize and scale our AI-driven software offerings, including LensAI, while continuing to generate sufficient revenue from subscriptions, partnerships, licenses, milestone payments and other commercial arrangements. We have disclosed that operating costs are expected to increase as we continue to build our AI-driven software development, and there can be no assurance that these investments will generate the anticipated level of commercial adoption, recurring revenue or profitability within the timeframes we expect, or at all. Our software-led strategy also depends on our ability to integrate our in silico technologies with our broader operations, maintain market awareness for our offerings, and execute business development and marketing strategies efficiently and cost-effectively. If we fail to execute this strategy successfully, if our AI-enabled offerings do not achieve anticipated levels of usage, or if we are unable to convert technology development into sustainable commercial demand, our business, financial condition, results of operations and prospects could be materially and adversely affected.

The market may adopt our AI-based and SaaS-based tools more slowly than we expect, which could limit our growth and harm our operating results.

Our future growth may depend in part on the willingness of current and prospective clients to adopt AI-based, software-enabled and, over time, SaaS-based tools as part of their drug discovery and development workflows. We have disclosed that our commercial success depends on effective business development, marketing and sales efforts, growth in brand recognition, and our ability to develop a larger market for our services and technologies. Adoption may occur more slowly than we anticipate for a number of reasons, including client budget constraints, lengthy validation cycles, reluctance to change established workflows, uncertainty regarding the performance or regulatory implications of AI-enabled tools, internal development by clients, or a preference for competing products or services. If current or potential clients do not adopt our AI-based and SaaS-based tools at the rate or scale we expect, we may not achieve anticipated revenues, margins, market acceptance or returns on our investments in these offerings.

Our research and development activities are inherently uncertain and may not result in commercially viable technologies, products, services or internal programs.

We continue to invest in research and development across our business, including our BioStrand (as defined below under the heading “Locations of Operations”) operations, AI-driven software development, internal discovery efforts and proprietary technology platforms, and these activities require substantial management attention, scientific expertise and financial resources. We have disclosed that research and development remains a cornerstone of our strategy, but such activities may not result in the successful development of new and innovative processes, procedures, approaches to antibody production, software tools or new therapeutic assets. Scientific research and product development involve significant technical and operational risks, including the unpredictability of scientific results, limitations on the use of scientific information, the possibility of software errors or inadequacies, dependence on qualified scientific personnel and the risk that our facilities, systems or development processes may not perform as expected. Even if our research and development efforts produce promising results, we may not achieve sufficient market acceptance, obtain favorable collaborations or licenses, demonstrate meaningful advantages over competing approaches or realize commercial returns sufficient to justify our investments. If our research and development activities are delayed, fail to produce commercially valuable outputs, require greater expenditures than expected or do not support profitable growth, our business, financial condition, results of operations and prospects could be materially and adversely affected.

Our shift toward a more software-led model, while continuing to operate wet lab services, may disrupt our operations, service quality and client relationships.

We currently operate a business that combines in silico technologies with wet lab infrastructure and client-facing laboratory services, and our revenues remain primarily derived from project-based CRO and related services. As we continue to emphasize software-led and AI-enabled offerings, we must manage the transition carefully while maintaining service levels, turnaround times, quality standards and client satisfaction across our wet lab operations. Our ability to deliver products and services is limited by many factors, including the difficulty and unpredictability of scientific processes, the need for qualified scientific and technical personnel, dependence on laboratory infrastructure and mechanical systems, and the need to meet delivery and performance requirements under client contracts. If the allocation of resources, management attention or capital toward our software-led strategy adversely affects our wet lab execution, or if clients perceive a decline in service quality or responsiveness during this transition, we could lose revenue, lose clients, fail to expand existing relationships and harm our reputation.

We are subject to evolving laws, regulations and expectations relating to data privacy, data security and the use of artificial intelligence, and our failure to comply could adversely affect our business.

Our business requires us to collect, analyze, retain and protect significant amounts of client and research-related data, and we operate large and complex information systems that may be vulnerable to unauthorized access, misuse, cyber-attacks or other breaches. We are also subject to data privacy and security laws in multiple jurisdictions, including the GDPR and the CCPA, and compliance with these evolving and complex requirements may require ongoing changes to our business practices, policies, controls and systems. In addition, as our business increasingly incorporates AI-enabled tools and data-driven technologies, we may become subject to new or changing laws, regulations, industry standards, contractual requirements and governmental expectations relating to the development, deployment, transparency, security, accountability and permitted uses of AI. Any actual or alleged failure to comply with these requirements, or any security incident, could result in investigations, regulatory proceedings, fines, penalties, litigation, contractual disputes, damage to our reputation, termination of customer contracts and increased compliance costs, any of which could materially and adversely affect our business, financial condition and results of operations.

Our internal programs and pipeline assets may not advance as planned or achieve commercial success, which could adversely affect our business, financial condition and prospects.

We have disclosed ongoing internal discovery and therapeutic programs, including internal discovery efforts, AI-powered pipeline initiatives and recent announcements relating to dengue, GLP-1 and longevity-related research, but these programs remain subject to significant scientific, development, timing, collaboration and commercialization risks. We do not seek regulatory approval of our early-stage candidates ourselves and instead aim to out-license assets prior to clinical trial research, which means the advancement and commercial potential of our internal programs may depend substantially on our ability to secure and maintain favorable collaborations, licenses or other strategic arrangements. There can be no assurance that our research and development activities will produce successful candidates, that we will demonstrate sufficient safety, efficacy or differentiated advantages, that milestone timing will occur as announced, or that collaborators will continue to prioritize or successfully advance our candidates. In addition, internal programs may require significant management attention and capital, may face competition from better-resourced participants and evolving technologies, and may not generate revenues, partnership payments, licensing proceeds or other returns sufficient to justify our investments. If any of our internal programs, including those relating to dengue, GLP-1 or longevity, are delayed, fail to advance, do not attract partners, or do not achieve commercial acceptance, our business, financial condition, results of operations and prospects could be materially and adversely affected.

Risks Related to Any Offering

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for Common Shares at prices that may not be the same as the price per share paid by any investor in an offering in a subsequent Prospectus Supplement. We may sell shares or other securities in any other offering at a price per share that is less than the price per share or other security paid by any investor in an offering in a subsequent Prospectus Supplement, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional Common Shares or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by any investor in an offering under a subsequent Prospectus Supplement.

Future offerings of debt or preferred equity securities, which would rank senior to our Common Shares, may adversely affect the market price of our common shares.

If, in the future, we decide to issue debt or preferred equity securities that may rank senior to our Common Shares, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Common Shares and may result in dilution to owners of our Common Shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our Common Shares will bear the risk of our future offerings reducing the market price of our Common Shares and diluting the value of their stock holdings in us.

There can be no assurance as to the liquidity of the trading market for certain Securities or that a trading market for certain Securities will develop.

There is no public market for the Warrants, Preferred Shares, Subscription Receipts or Debt Securities and, unless otherwise specified in the applicable Prospectus Supplement, we do not intend to apply for listing of these securities on any securities exchange. If these securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and our financial condition. There can be no assurance as to the liquidity of the trading market for any Warrants, Preferred Shares, Subscription Receipts or Debt Securities or that a trading market for these securities will develop.

Changes to U.S. tax laws, including recently enacted legislation, may adversely affect the Company and holders of the Securities.

U.S. federal income tax laws are subject to change, including through legislative, administrative, and judicial action. On July 4, 2025, the President of the United States signed into law comprehensive tax legislation commonly referred to as the “One Big Beautiful Bill Act” (the “OBBBA”). The OBBBA includes a broad range of provisions that may affect U.S. federal income tax considerations applicable to investors in the Securities, as well as the Company’s operations and financial results.

The application and interpretation of the OBBBA remain subject to evolving guidance from the U.S. Treasury Department, the Internal Revenue Service (the “IRS”), and the courts. As a result, the impact of the OBBBA on the Company and on an investment in the Securities is uncertain and could differ materially from current expectations.

In addition, further changes to U.S. federal income tax laws may occur in the future, including potential technical corrections, administrative guidance, or new legislation, which could have retroactive effect. Any such changes could adversely affect the tax consequences to holders of the Securities or the Company’s business, financial condition and results of operations.

Prospective investors should consult their own tax advisors regarding the OBBBA and any other changes in applicable tax law, and the potential consequences of an investment in the Securities in light of their particular circumstances.

MATERIAL CHANGES

Except as otherwise disclosed in this Prospectus there have been no material changes to our operations that have occurred since April 30, 2025, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this Prospectus.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Unless otherwise indicated in a Prospectus Supplement relating to a particular offering, the Company currently intends to use the net proceeds from the sale of Securities for working capital requirements, general corporate purposes and the advancement of its business objectives.

In order to raise additional funds to finance future growth opportunities, the Company may, from time to time, issue Securities. More detailed information regarding the use of proceeds from the sale of Securities will be described in a Prospectus Supplement.

PLAN OF DISTRIBUTION

We may sell the Securities, separately or together, to or through underwriters or dealers purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the Offering, including the name or names of any underwriters or agents, if any, the purchase price or prices of the Securities and the proceeds we will receive from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices including sales in transactions that are deemed to be “at-the-market” distributions, including sales made directly on Nasdaq or other existing trading markets for the securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the Offering of Securities at a fixed price or prices, the underwriters, if any, have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid to us by the underwriters.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”) and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any Offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular Offering of Securities, the underwriters may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

DESCRIPTION OF SHARE CAPITAL

The Company’s authorized share capital consists of an unlimited number of common shares. As of January 31, 2026, 46,711,866 common shares are issued and outstanding.

Registered holders of common shares are entitled to receive notice of and attend all meetings of shareholders of the Company, and are entitled to one vote for each Common Share held at a meeting of shareholders other than meetings at which only the holders of any other class or series of shares of the Company may be issued or outstanding from time to time or are entitled to vote as a separate class or series. In addition, holders of common shares are entitled to receive on a pro rata basis dividends if, as and when declared by the Board and, upon liquidation, dissolution or winding-up of the Company, are entitled to receive on a pro rata basis the net assets of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares, including preferred shares, ranking in priority to, or equal with, the holders of the common shares.

DESCRIPTION OF PREFERRED SHARES

The Company is not currently authorized to issue Preferred Shares. Subject to obtaining all necessary corporate and regulatory approvals and amending the Notice of Articles of the Company to authorize the creation and issuance of Preferred Shares, in one or more classes or series, in accordance with the provisions of the Business Corporations Act (British Columbia) (the “BCBCA”) and the Articles of the Company, the Board may fix from time to time before each issuance of a class or series of Preferred Shares, the number of Preferred Shares comprising each class or series and the designation, rights, privileges, restrictions and conditions attaching to each class or series of Preferred Shares including, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion, if any, and any sinking fund or other provisions. Unless otherwise indicated in the applicable Prospectus Supplement, all Preferred Shares to be issued from time to time under this Prospectus will be fully paid and non-assessable.

The particular terms and provisions of the Preferred Shares as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Preferred Shares, and the extent to which the general terms and provisions described below may apply to such Preferred Shares will be described in the applicable Prospectus Supplement. Preferred Shares may be offered separately or together with other Securities, as the case may be.

The Preferred Shares of each class or series will be entitled, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Company, or any other return of capital or distribution, to a preference over the Common Shares and over any other shares of the Company ranking by their terms junior to the Preferred Shares of that class or series. The Prospectus Supplement relating to the Preferred Shares offered will contain a description of the specific terms of that class or series of Preferred Shares as fixed by the Board, including, as applicable:

•	the number of Preferred Shares offered and the offering price of the Preferred Shares;

•	the designation and any stated value of the Preferred Shares;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the Preferred Shares;

•	the date from which dividends on the Preferred Shares will accumulate, if applicable;

•	the liquidation rights of the Preferred Shares;

•	the procedures for auction and remarketing, if any, of the Preferred Shares;

•	the sinking fund provisions, if applicable, for the Preferred Shares;

•	the redemption provisions, if applicable, for the Preferred Shares;

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whether the Preferred Shares will be convertible into or exchangeable for other securities and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

•	whether the Preferred Shares will have voting rights and the terms of any voting rights;

•	whether the Preferred Shares will be listed on any securities or stock exchange or on any automated dealer quotation system;

•	whether the Preferred Shares will be issued with any other securities and, if so, the amount and terms of these securities; and

•	any other specific terms, preferences or rights of, or limitations or restrictions on, the Preferred Shares.

The applicable Prospectus Supplement will also contain a discussion of any material Canadian income tax and U.S. federal income tax considerations relevant to the purchase and ownership of the Preferred Shares offered by the Prospectus Supplement.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any Warrants for the purchase of Equity Securities (“Equity Warrants”) or for the purchase of Debt Securities (“Debt Warrants”).

Warrants may be issued independently or together with other securities, and Warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued under one or more warrant agency agreements to be entered into by the Company and with one or more financial institutions or trust companies acting as warrant agent. The applicable Prospectus Supplement relating to any Warrants that the Company offers will describe the particular terms of those Warrants and include specific terms relating to the offering.

The statements made in this Prospectus relating to any warrant agreement and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. Prospective investors should refer to the warrant indenture or warrant agency agreement relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture or warrant agency agreement or form of warrant certificate relating to an offering or Warrants will be filed by the Company with SEC, and will be available electronically at www.sec.gov/edgar.

In an offering of Warrants, or other convertible securities, original purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the Warrants, or other convertible securities, are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights, or consult with a legal advisor.

Equity Warrants

The particular terms of each issue of equity Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Equity Warrants;

•	the price at which the Equity Warrants will be offered;

•	the currency or currencies in which the Equity Warrants will be offered;

•	the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

•

the number of Equity Securities that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the Equity Securities may be purchased upon exercise of each Equity Warrant;

•

the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of Equity Securities that may be purchased, (ii) the exercise price per Common Share or (iii) the expiry of the Equity Warrants;

•	whether the Company will issue fractional shares;

•	whether the Company has applied to list the Equity Warrants or the underlying shares on a securities exchange or automated interdealer quotation system;

•	the designation and terms of any securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Equity Warrants and the related securities will be transferable separately;

•	whether the Equity Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•	material Canadian and U.S. federal income tax consequences of owning the Equity Warrants; and

•	any other material terms or conditions of the Equity Warrants.

Debt Warrants

The particular terms of each issue of debt Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Debt Warrants;

•	the price at which the Debt Warrants will be offered;

•	the currency or currencies in which the Debt Warrants will be offered;

•	the designation and terms of any securities with which the Debt Warrants are being offered, if any, and the number of the Debt Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Debt Warrants and the related securities will be transferable separately;

•

the principal amount of Debt Securities that may be purchased upon exercise of each Debt Warrant and the price at which and currency or currencies in which that principal amount of Debt Securities may be purchased upon exercise of each Debt Warrant;

•	the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

•	the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

•	whether the Debt Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

•	material Canadian and U.S. federal income tax consequences of owning the Debt Warrants; and

•

any other material terms or conditions of the Debt Warrants. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants.

DESCRIPTION OF UNITS

The Company may issue Units, separately or together, with other Securities. The applicable Prospectus Supplement will include details of the Units being offered thereunder.

Each Unit will be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security. The following describes the general terms that will apply to any Units that may be offered by the Company pursuant to this Prospectus. The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

The particular terms and provisions of the Units offered under any Prospectus Supplement, and the extent to which the general terms of the Units described in this Prospectus apply to those Units, will be set out in the applicable Prospectus Supplement. This description will include, where applicable: (i) the number of Units offered; (ii) the price or prices, if any, at which the Units will be offered; (iii) the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution); (iv) the currency in which the Units will be offered; (v) the Securities comprising the Units; (vi) whether the Units will be issued with any other securities and, if so, the amount and terms of such securities; (vii) any minimum or maximum subscription amount; (viii) whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent Global Securities and the basis of exchange, transfer and ownership thereof; (ix) whether the Company will apply to list the Units on a securities exchange or automated interdealer quotation system; (x) any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and (xi) any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue Subscription Receipts separately or in combination with one or more other Securities. The Subscription Receipts will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Equity Securities, Debt Securities, Warrants, Units or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the relevant Prospectus Supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof or the laws of the United States or a state thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. The Company will file a copy of any Subscription Receipt Agreement relating to an offering of Subscription Receipts with the SEC and such Subscription Receipt Agreement will be available electronically at www.sec.gov/edgar.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts that the Company may offer will describe the specific terms of the Subscription Receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of Subscription Receipts being offered;

•	the price at which the Subscription Receipts will be offered;

•

the designation, number and terms of the Equity Securities, Debt Securities, Warrants, Unites or any combination thereof to be received by the holders of Subscription Receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

•

the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive, for no additional consideration, the Equity Securities, Debt Securities, Warrants, Unites or any combination thereof;

•

the procedures for the issuance and delivery of the Equity Securities, Debt Securities, Warrants, Unites or any combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

•

whether any payments will be made to holders of Subscription Receipts upon delivery of the Equity Securities, Debt Securities, Warrants, Unites or any combination thereof upon satisfaction of the Release Conditions;

•	the identity of the Escrow Agent;

•

the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold Equity Securities, Debt Securities, Warrants, Units or any combination thereof pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

•

if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

•

procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•

any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

•	whether the Company will issue the Subscription Receipts as Global Securities and, if so, the identity of the depository for the Global Securities;

•	whether the Company will issue the Subscription Receipts as bearer securities, as registered securities or both;

•

provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Equity Securities, Debt Securities, Warrants or other the Company securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•	whether the Company will apply to list the Subscription Receipts on a securities exchange or automated interdealer quotation system;

•	material Canadian and U.S. federal income tax consequences of owning the Subscription Receipts; and

•	any other material terms or conditions of the Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Equity Securities, Debt Securities, Warrants, Units or any combination thereof on exchange of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price thereof and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are

sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common Shares or Warrants may be held in escrow by the Escrow Agent and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that the Company may amend any Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holders of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities may be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Company and one or more trustees (the “Trustee”) that may be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement of which this Prospectus forms a part and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The Company may issue Debt Securities, separately or together, with Common Shares, Preferred Shares, Subscription Receipts, Warrants or Units or any combination thereof, as the case may be.

The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of a series of Debt Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in the applicable Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the title of the Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities;

•

the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

•

the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities;

•	the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

•	the terms and conditions upon which the Company may redeem the Debt Securities, in whole or in part, at its option;

•	the covenants applicable to the Debt Securities;

•	the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

•

the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

•	whether the Debt Securities will be secured or unsecured;

•	whether the Debt Securities will be issuable in the form of global securities (“Global Securities”), and, if so, the identity of the depositary for such Global Securities;

•	the denominations in which Debt Securities will be issuable, if other than denominations of US$1,000 or integral multiples of US$1,000;

•	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

•	if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

•	material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Debt Securities;

•	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

•	any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

We may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of debt securities pursuant to this Prospectus.

CONTRACTUAL RIGHTS OF RESCISSION

Original purchasers of Securities which are convertible, exchangeable or exercisable for other securities of the Company, including Subscription Receipts and Warrants if offered separately without any other Securities, will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such Securities. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this Prospectus, the relevant Prospectus Supplement or an amendment thereto contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

TRADING

The Company’s Common Shares are listed for trading on Nasdaq under the symbol “HYFT”.

DILUTION

Purchasers of Securities in an Offering may suffer immediate and substantial dilution in the net tangible book value per share of Common Shares. Dilution in net tangible book value per share represents the difference between the amount per Share paid by purchasers in an Offering and the net tangible book value per share of Common Shares immediately after an Offering.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by us, if any, to be incurred in connection with a distribution of Securities under any Offering.

SEC registration fees		$34,525
FINRA filing fee		38,000
Printing Expenses		(1)
Legal fees and expenses		(1)
Accountants’ fees and expenses		(1)
Transfer agent fees and expenses		(1)
Miscellaneous		(1)

Total	$

Notes:

(1)

These fees cannot be estimated at this time as they are calculated based on the Securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of Securities will be included in the applicable Prospectus Supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this Prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Mintz LLP, Canadian counsel to the Company, the following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) and the regulations promulgated thereunder (the “Tax Act”) to a holder who acquires, as beneficial owner, Common Shares in any offering under this Prospectus, and who, for purposes of the Tax Act and at all relevant times beneficially holds the Common Shares as capital property and deals at arm’s length with, and is not affiliated with the Company or the underwriters (a “Holder”).

Generally, the Common Shares will be considered to be capital property to a Holder provided the Holder does not hold the Common Shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (a) that is a “financial institution”, as defined in the Tax Act for the purposes of the mark-to-market rules; (b) that is a “specified financial institution”, as defined in the Tax Act; (c) an interest in which is a “tax shelter investment”, as defined in the Tax Act; (d) that reports its “Canadian tax results”, as defined the Tax Act in a currency other than Canadian currency; (e) who has entered into or will enter into, in respect of the Common Shares a “derivative forward agreement”, or a “synthetic disposition arrangement”, each as defined in the Tax Act; (f) that is exempt from tax under Part I of the Tax Act; or (g) that is a corporation resident in Canada, and is, or becomes, or does not deal at arm’s length with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares, controlled by a non-resident person (or a group of such persons that do not deal at arm’s length) for the purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should consult their tax advisors to determine the tax consequences to them of the acquisition, holding and disposition of the Common Shares.

This summary is based upon the current provisions of the Tax Act in force as of the date hereof, all specific proposals (the “Proposed Amendments”), to amend the Tax Act that have been publicly and officially announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and counsel’s understanding of the current administrative policies and practices of the Canada Revenue Agency (the “CRA”), published in writing by it prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in the law or any changes in the CRA’s administrative policies or practices, whether by legislative, governmental or judicial action or decision, nor does it take into account or anticipate any other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein. Holders are urged to consult their tax advisors about the specific tax consequences to them of acquiring, holding and disposing of the Common Shares.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any prospective purchaser or holder of the Common Shares, and no representations with respect to the income tax consequences to any prospective purchaser or holder are made. Consequently, prospective purchasers or holders of the Common Shares should consult their tax advisors with respect to their particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Common Shares and dividends must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. These amounts reported may be affected by fluctuations in foreign exchange rates.

Residents of Canada

The following discussion applies to a Holder who, at all relevant times, is or is deemed to be a resident of Canada for the purposes of the Tax Act (a “Canadian Holder”).

This summary does not address the deductibility of interest by a Canadian Holder who has borrowed money or otherwise incurred debt to acquire the Common Shares. Certain Canadian Holders whose Common Shares might not otherwise constitute capital property may be entitled to make, in certain circumstances, an irrevocable election, in accordance with subsection 39(4) of the Tax Act, to have their Common Shares and every other “Canadian security”, as defined in subsection 39(6) of the Tax Act, held by them deemed to be capital property for the purposes of the Tax Act in the taxation year in which the election is made and in all subsequent taxation years. Canadian Holders contemplating such an election should first consult with their tax advisors.

Taxation of Dividends

In the case of a Canadian Holder who is an individual (including certain trusts), dividends received or deemed to be received on the Common Shares will be included in computing the Canadian Holder’s income and will be subject to the gross-up and dividend tax credit rules that generally apply to taxable dividends received from taxable Canadian corporations. Provided the Company makes the appropriate designations (which may include by way of a notice published on the Company’s website), any such dividend will be treated as an “eligible dividend” for the purposes of the Tax Act and a Canadian Holder who is an individual will be entitled to an enhanced dividend tax credit in respect of such dividend. There may be limitations to the Company’s ability to designate dividends and deemed dividends as eligible dividends.

Dividends received or deemed to be received by a Canadian Holder who is an individual (including certain trusts) may result in such Canadian Holder being liable for alternative minimum tax under the Tax Act. Canadian Holders who are individuals should consult their tax advisors in this regard.

Dividends received or deemed to be received on the Common Shares by a Canadian Holder that is a corporation will be required to be included in computing the corporation’s income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation’s taxable income, subject to all of the rules and restrictions under the Tax Act in that regard. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Canadian Holder that is a corporation as proceeds of disposition or a capital gain. Such Canadian Holders should consult their own tax advisors.

A Canadian Holder that is a “private corporation” or a “subject corporation” (each as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a potentially refundable tax on dividends received or deemed to be received on the Common Shares to the extent that such dividends are deductible in computing the Canadian Holder’s taxable income for the taxation year.

Dispositions—Taxation of Capital Gains and Capital Losses

Upon a disposition or deemed disposition of the Common Shares (except to the Company, unless purchased by the Company in the open market in the manner in which shares are normally purchased by any member of the public in the open market), a capital gain (or capital loss) will generally be realized by a Canadian Holder to the extent that the proceeds of disposition exceed (or are exceeded by) the aggregate of the adjusted cost base of the Common Shares to the Canadian Holder immediately before the disposition or deemed disposition and any reasonable costs of disposition. The adjusted cost base of such Common Shares to a Canadian Holder will be determined by averaging the cost of such Common Shares with the adjusted cost base of all other Common Shares of the Company held by the Canadian Holder as capital property and by making certain other adjustments required under the Tax Act.

Generally, one-half of the amount of any capital gain, (a “taxable capital gain”), realized by a Canadian Holder in a taxation year must be included in the Canadian Holder’s income in the year. Subject to and in accordance with the provisions of the Tax Act, one-half of the amount of any capital loss, (an “allowable capital loss”), realized by a Canadian Holder in a taxation year must be deducted by such Canadian Holder against taxable capital gains realized by such Canadian Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or in any subsequent year (against net taxable capital gains realized in such years) to the extent and under the circumstances described in the Tax Act. If the Canadian Holder is a corporation, the amount of any such capital loss realized on the sale of the Common Shares may, in certain circumstances, be reduced by the amount of any dividends, including deemed dividends, which have been received on such Common Shares.

A Canadian Holder that is an individual (other than certain trusts) that realizes a capital gain on the disposition or deemed disposition of Common Shares may be liable for alternative minimum tax under the Tax Act. Canadian Holders that are individuals should consult their own tax advisors in this regard.

Additional Refundable Tax

A Canadian Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) throughout its taxation year or a “substantive CCPC” (as defined in the Tax Act) at any time in its taxation year may be liable to pay an additional refundable tax on certain investment income, including taxable capital gains and any dividends or deemed dividends that are not deductible in computing the Canadian Holder’s taxable income. Such Canadian Holders should consult their tax advisors regarding their particular circumstances.

Eligibility for Investment

Based on the current provisions of the Tax Act, if issued on the date hereof and provided they are at all times listed on a “designated stock exchange” (as defined in the Tax Act, which currently includes Nasdaq), the Common Shares should be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans, registered disability savings plans, first home savings account and tax-free savings accounts, collectively, “Registered Plans”, and deferred profit sharing plans, each as defined in the Tax Act.

Notwithstanding that the Common Shares may be a qualified investment for a Registered Plan, if the Common Shares are a “prohibited investment” within the meaning of the Tax Act for the Registered Plan, the annuitant, holder or subscriber thereof, as the case may be, will be subject to a penalty tax under the Tax Act. The Common Shares generally will not be a “prohibited investment” for a Registered Plan provided the annuitant, holder or subscriber thereof, as the case may be: (i) deals at arm’s length with the Company for the purposes of the Tax Act; and (ii) does not have a “significant interest” (as defined in the Tax Act for purposes of the prohibited investment rules) in the Company. In addition, the Common Shares will not be a prohibited investment if they are “excluded property” (as defined in the Tax Act for purposes of the prohibited investment rules) for the Registered Plan.

Prospective purchasers who intend to hold the Common Shares in a Registered Plan should consult their tax advisors regarding their particular circumstances.

Non-Residents of Canada

The following discussion applies to Holders who, for the purposes of the Tax Act, and at all relevant times, are not, and are not deemed to be, resident in Canada and who do not use or hold and will not be deemed to use or hold, the Common Shares in connection with, or in the course of carrying on, a business or part of a business in Canada (a “Non-Resident Holder”). In addition, this discussion does not apply to an insurer that carries on an insurance business in Canada and elsewhere or an “authorized foreign bank” (within the meaning of the Tax Act), and such Non- Resident Holders should consult their tax advisors to determine the tax consequences to them of the acquisition, holding and disposition of the Common Shares.

Disposition of Common Shares

A Non-Resident Holder will not generally be subject to tax under the Tax Act on a disposition of a Common Share, unless the Common Share constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

Provided the Common Shares are listed on a “designated stock exchange”, as defined in the Tax Act (which currently includes Nasdaq) at the time of disposition, the Common Shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are satisfied concurrently: (i) (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm’s length; (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of the capital stock of the Company; and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the Common Shares could be deemed to be taxable Canadian property. Even if the Common Shares are taxable Canadian property to a Non-Resident Holder, such Non-Resident Holder may be exempt from tax under the Tax Act on the disposition of such Common Shares by virtue of an applicable income tax treaty or convention. A Non-Resident Holder contemplating a disposition of Common Shares that may constitute taxable Canadian property should consult a tax advisor prior to such disposition.

Receipt of Dividends

Dividends received or deemed to be received by a Non-Resident Holder on the Common Shares will be subject to Canadian withholding tax under the Tax Act. The general rate of withholding tax is 25%, although such rate may be reduced under the provisions of an applicable income tax convention between Canada and the Non-Resident Holder’s country of residence. For example, under the Canada-United States Income Tax Convention (1980) as amended (the “Treaty”), the rate is generally reduced to 15% where the Non-Resident Holder is a resident of the United States for the purposes of, and is entitled to the benefits of, the Treaty. Non-Resident Holders should consult their tax advisors in this regard.

To the extent a Prospectus Supplement qualifies the distribution of Securities other than Common Shares, such Prospectus Supplement may also describe certain Canadian federal income tax considerations generally applicable to the purchase, holding and disposition of those Securities by an investor.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN COMMON SHARES OR OTHER SECURITIES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of Common Shares acquired pursuant to this offering. This summary applies only to U.S. Holders that hold Common Shares as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment purposes).

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from or relating to the acquisition, ownership, and disposition of Common Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address any U.S. federal alternative minimum tax, U.S. federal net investment income tax, U.S. federal estate and gift tax, U.S. state and local tax, or non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares or the special tax accounting rules under Section 451(b) of the Code. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisor regarding the U.S. federal income, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership, and disposition of Common Shares.

No ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to a U.S. Holder arising from or relating to the acquisition, ownership, and disposition of Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to change and various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary. There can be no assurance that the IRS will not challenge one or more of the tax considerations described in this summary.

Scope of this Summary

Authorities

This summary is based on the Code, Treasury Regulations (whether final, temporary, or proposed) promulgated thereunder, published rulings of the IRS, published administrative positions of the IRS, the current provisions of the Convention Between the United States of America and Canada with respect to Taxes on Income and Capital of 1980, as amended (the “Treaty”), and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Common Shares acquired pursuant to this offering that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are banks, financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) acquire Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) are cooperatives; (h) are partnerships or other flow-through entities (and partners or other owners thereof); (i) are S corporations (and shareholders thereof); (j) hold Common Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; (k) are governmental organizations; (l) are U.S. expatriates or former long-term residents of the United States subject to Section 877 or 877A of the Code; (m) are pension plans; or (n) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of the outstanding shares of the Company. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal income, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity, the status of such partners (or owners) and certain determinations made at the entity level. This summary does not address the tax consequences to any such partner (or owner). Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.

Ownership and Disposition of Common Shares

The following discussion is subject in its entirety to the rules described below under the heading “Passive Foreign Investment Company Rules.”

Taxation of Distributions

The Company does not intend to declare or pay any cash dividends in the foreseeable future. A U.S. Holder that receives a distribution, with respect to a Common Share generally will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s adjusted tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares (see “Sale or Other Taxable Disposition of Common Shares” below). However, the Company may not maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may have to assume that the full amount of any distribution by the Company with respect to the Common Shares will constitute dividend income. Distributions on Common Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income.

Dividends received on Common Shares by corporate U.S. Holders generally will not be eligible for the “dividends received deduction” allowed to corporations under the Code with respect to dividends received from domestic corporations. Subject to applicable limitations and provided either that the Company is eligible for the benefits of the Treaty or the Common Shares are readily tradable on a U.S. securities market, dividends paid by the Company to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC (as defined below) in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

A U.S. Holder will generally recognize gain or loss on the sale or other taxable disposition of Common Shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such Common Shares sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such Common Shares are held for more than one year.

Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules

If the Company were to constitute a “passive foreign investment company” (“PFIC”) for any year during a U.S. Holder’s holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of Common Shares. The Company believes that it was not a PFIC for its tax year ended April 30, 2026. While the Company does not intend to become a PFIC for its current tax year or in the future, based on the cash raised in one or more offerings, current business plans and financial expectations and certain other transactions, the Company may be a PFIC for its current tax year and may be a PFIC in the future. The Company’s PFIC classification for its current or future tax years may depend on, among other things, how quickly the Company may raise cash pursuant to one or more offerings, the manner in which, and how quickly, the Company utilizes its cash on hand and the cash proceeds received from this offering, as well as on changes in the market value of Common Shares. Whether the Company is a PFIC for any taxable year will also depend on the composition of its income and the composition, nature and value of its assets from time to time (including the value of its goodwill, which may be determined by reference to the value of the Common Shares, which could fluctuate). No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by the Company (or any of its non-U.S. subsidiaries) concerning its PFIC status. Each U.S. Holder should consult its own tax advisors regarding the Company’s PFIC status or the PFIC status of each of the Company’s non-U.S. subsidiaries.

In any year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally will be a PFIC if, for a tax year, (a) 75% or more of its gross income in such tax year is passive income (the “PFIC income test”) or (b) 50% or more of the value of its assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

For purposes of the PFIC income test and PFIC asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, it will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by the Company from certain “related persons” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income. Passive assets generally include cash and assets readily convertible into cash.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of our direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax as described below under “Default PFIC Rules Under Section 1291 of the Code” on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Common Shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of Common Shares are made.

Default PFIC Rules Under Section 1291 of the Code

If the Company is a PFIC for any tax year during which a U.S. Holder owns Common Shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of Common Shares will depend on whether such U.S. Holder makes a “qualified electing fund” (“QEF”) election (a “QEF Election”) to treat the Company as a QEF or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to the Common Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a “Non-Electing U.S. Holder”) will be taxable as described below.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to: (a) any gain recognized on the sale or other taxable disposition of Common Shares; and (b) any

“excess distribution” received on the Common Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Common Shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Common Shares of a PFIC (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on Common Shares or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder, must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the Common Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates, as discussed below). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If the Company is a PFIC for any tax year during which a U.S. Holder that holds Common Shares is a Non-Electing U.S. Holder, it will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether it ceases to be a PFIC in one or more subsequent tax years. If the Company ceases to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to Common Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such Common Shares were sold on the last day of the last tax year for which the Company was a PFIC.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election for the first tax year in which the holding period of its Common Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Common Shares.

If the Company is a PFIC, the Company does not plan to supply U.S. Holders with information that such U.S. Holders are required to report under the QEF rules. U.S. Holders should be aware that there can be no assurances that the Company will satisfy the record keeping requirements that apply to a QEF, or that it will supply U.S. Holders with information that such U.S. Holders are required to report under the QEF rules, in the event that the Company is a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to their Common Shares. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election with respect to the Company and any Subsidiary PFIC.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election with respect to Common Shares only if the Common Shares are marketable stock. The Common Shares generally will be “marketable stock” if the Common Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Each U.S. Holder should consult its own tax advisor in this matter.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Common Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Common Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the Common Shares for which the Company is a PFIC and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Common Shares.

A U.S. Holder that makes a Mark-to-Market Election must include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Common Shares as of the close of such tax year over (b) such U.S. Holder’s adjusted tax basis in such Common Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the lesser of (a) the excess, if any, of such U.S. Holder’s adjusted tax basis in the Common Shares, over the fair market value of such Common Shares or (b) the excess, if any, of the amount of mark-to-market gain included in the gross income of such U.S. Holder for prior tax years over the amount allowed to such U.S. Holder as a deduction with respect to such stock for prior tax years.

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Common Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations.

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Common Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Common Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Common Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which the Common Shares are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

Certain additional adverse rules may apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether such U.S. Holder makes a QEF Election or Mark-to-Market Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses Common Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Common Shares.

In addition, a U.S. Holder who acquires Common Shares from a decedent will not receive a “step up” in tax basis of such Common Shares to fair market value unless such decedent had a timely and effective QEF Election in place.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the PFIC rules (including the availability and advisability of making a QEF Election or Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange, or other taxable disposition of Common Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt or, if applicable, the date of settlement if the Common Shares are traded on an established securities market (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the Common Shares will be treated as foreign-source income, and generally will be treated as “passive category income” for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of Common Shares generally will be U.S. source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Treaty may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the “Foreign Tax Credit Regulations”) impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U. S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, Common Shares will generally be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules generally will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

EXPERTS

For fiscal year ended April 30, 2025 and 2024, Grant Thornton LLP served as auditors of the Company, at its offices located at 700 Milam St., Suite 300, Houston, Texas, 77002. The auditors of the Company are Davidson & Company, LLP, at its offices located at 1200 - 609 Granville Street, PO Box 10372, Vancouver, BC, Canada V7Y 1G6.

Grant Thornton LLP and Davidson & Company, LLP are independent from the Company within the meaning of the rules of professional conduct of the Chartered Professional Accountants of British Columbia and within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

The audited consolidated financial statements incorporated by reference in this Prospectus Supplement and elsewhere in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to a specific offering of Securities, certain legal matters relating to the offering of the Securities will be passed upon on behalf of us by Mintz LLP with respect to matters of Canadian law and by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. with respect to matters of United States law.

INTEREST OF EXPERTS AND COUNSEL

To our knowledge, none of the experts or counsel named in this Prospectus held, at the time they prepared or certified such statement, report or valuation, received after such time or will receive any registered or beneficial interest, direct or indirect, in any securities or other property of our Company or one of our associates or affiliates otherwise than by remuneration as employees or consultants of our business, none of which is contingent on the success of an offering of the Securities.

ENFORCEMENT OF LIABILITIES

We are incorporated under the laws of British Columbia. Some of our directors and officers, and the experts named in this Prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States. There can be no assurance that United States investors will be able to enforce against us, members of our Board, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the Securities described in this Prospectus and any accompanying prospectus supplement, as applicable. This Prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are required to file with the securities commission or authority in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island, and Newfoundland¸ in Canada, annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on written or oral request without charge from MindWalk Holdings Corp., at Industrious 823 Congress Ave, Suite 300, Austin, Texas 78701, telephone: (800) 620-4187 or by accessing the disclosure documents through the internet on the SEC’s Electronic Data Gathering, Analysis, and Retrieval System at www.sec.gov/edgar.

The following documents, filed with the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended April 30, 2025 filed with the SEC on July 29, 2025;

•

the information contained in our Reports on Form 6-K furnished to the SEC on September  15, 2025 (including Exhibits 99.1 and 99.2 but excluding Exhibits 99.3 and 99.4); on October  14, 2025 (including Exhibit 99.1); on October  21, 2025 (including Exhibit 99.1); on November  6, 2025 (including Exhibit 99.1); on November  7, 2025 (including Exhibits 5.1, 10.1 and 23.1); on December 15, 2025 (including Exhibits 99.1 and 99.2 excluding Exhibits 99.3 and 99.4); and on March 12, 2026 (including Exhibits 99.1 and 99.2 but excluding Exhibits 99.3 and 99.4); and

•

the description of our common shares contained in Annual Information Form included as Exhibit 99.119 to Amendment No. 4 to our Registration Statement on Form 40-F filed with the SEC on December 28, 2020, including any amendments or reports filed for the purpose of updating such description, including Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended April 30, 2025.

In addition, this Prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (as applicable) filed by us pursuant to the Exchange Act prior to the termination of the Offering made by this Prospectus. We may incorporate by reference into this Prospectus any Form 6-K that is furnished to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of any related Offering. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this Prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

A Prospectus Supplement containing the specific terms of an Offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the Offering of the Securities covered by such Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DOCUMENTS ON DISPLAY

Copies of the documents referred to in this Prospectus, or in the registration statement, may be inspected at our head office at Industrious 823 Congress Ave, Suite 300, Austin, Texas 78701 during normal business hours.

The information contained in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION JULY 13, 2026

PROSPECTUS SUPPLEMENT

MindWalk Holdings Corp.

Up to $50,000,000

Common Shares

We have previously entered into a sales agreement, dated as of November 7, 2025, or the Sales Agreement, with JonesTrading Institutional Services LLC, or Jones or the Agent, relating to the sale of our common shares, or Common Shares, offered by this prospectus supplement, or the Prospectus Supplement. In accordance with the terms of the Sales Agreement, under this Prospectus Supplement we may offer and sell our Common Shares, having an aggregate offering price of up to $50,000,000 from time to time through Jones, acting as our sales agent. Common Shares will only be sold on the facilities of an exchange or market outside Canada to purchasers who we have no reason to believe are resident in Canada and, in all other cases, to purchasers who are not located or resident in Canada. There will be no solicitations or advertising activities undertaken in Canada in connection with the offering. The Common Shares offered hereby have not been qualified for distribution by prospectus under the securities laws of any province or territory of Canada. See “Plan of Distribution”.

Our Common Shares are listed for trading on the Nasdaq Capital Market, or Nasdaq, under the symbol “HYFT”. On July 10, 2026, the closing price of the Common Shares on Nasdaq was $1.43.

Sales of our Common Shares, if any, under this Prospectus Supplement may be made by any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. Jones is not required to sell any specific number or dollar amount of securities but will act as our sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices, on mutually agreed terms between Jones and us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Jones will be entitled to compensation at a commission rate equal to 3.0% of the gross proceeds of the Common Shares sold under the Sales Agreement. In connection with the sale of the Common Shares on our behalf, Jones will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jones will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jones with respect to certain liabilities, including civil liabilities under the Securities Act and the Securities and Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page S-24 for additional information regarding the compensation to be paid to Jones.

We are a foreign private issuer as defined under Rule 405 of the Securities Act, and, as such, are subject to certain reduced public company reporting requirements. See “Prospectus Summary—Implications of Being a Foreign Private Issuer Status.”

We have prepared this Prospectus Supplement in accordance with United States disclosure requirements. Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS, and thus may not be comparable to financial statements of United States companies.

Purchasers of the Common Shares should be aware that the acquisition of the Common Shares may have tax consequences in the United States and in Canada. Such consequences for purchasers who are resident in, or citizens of, the United States, or who are resident in Canada may not be described fully herein. See “Certain Material U.S. Federal Income Tax Considerations”.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is incorporated and governed under the laws of the Province of British Columbia, Canada, that some of our officers and directors are residents of countries other than the United States, that some or all of the underwriters, if any, may be residents of a foreign country, and a substantial portion of our assets and some of said persons are located outside the United States.

Investing in the Common Shares involves a high degree of risk. Prospective purchasers of the Common Shares should carefully consider all the information in this Prospectus Supplement and in the documents incorporated by reference in this Prospectus Supplement. See “Risk Factors” beginning on page S-17 of this Prospectus Supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Common Shares or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is      , 2026.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This Prospectus Supplement and the accompanying Prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under that shelf registration statement, of which this Prospectus Supplement is a part, we may, from time to time, sell up to an aggregate of $250 million of Common Shares, Preferred Shares, Subscription Receipts, Warrants or Units or any combination thereof, as the case may be. We sometimes refer to the Common Shares as the “securities” throughout this prospectus.

This document contains two parts. The first part is this Prospectus Supplement, which describes the terms of this offering of the Common Shares and also adds, updates and changes information contained in the accompanying Prospectus and the documents incorporated herein and therein by reference. This Prospectus Supplement relates only to an offering of up to $50,000,000 of our Common Shares through or to Jones, at prices and on terms to be determined by market conditions at the time of the offering. These sales, if any, will be made pursuant to the terms of the Sales Agreement, a copy of which will be incorporated by reference into this Prospectus Supplement. The second part is the accompanying Prospectus, which gives more general information about us, some of which may not apply to this offering. You should read both this Prospectus Supplement and the accompanying Prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this Prospectus Supplement differs or varies from the information contained in the accompanying Prospectus or any document filed prior to the date of this Prospectus Supplement and incorporated herein or therein by reference, the information in this Prospectus Supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this Prospectus Supplement and the accompanying Prospectus do not contain all of the information provided in the registration statement that we filed with the Securities and Exchange Commission, or the SEC, that contains the accompanying Prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this Prospectus Supplement under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You may obtain a copy of this Prospectus Supplement, the accompanying Prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: MindWalk Holdings Corp., Industrious 823 Congress Ave, Suite 300, Austin, Texas 78701, telephone: (800) 620-4187.

You should rely only on the information contained in or incorporated by reference into this Prospectus Supplement, the accompanying Prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and Jones has not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this Prospectus Supplement and the accompanying Prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this Prospectus Supplement or the accompanying Prospectus. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. This Prospectus Supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this Prospectus Supplement by any person in Canada. You should not assume that the information we have included in this Prospectus Supplement, the accompanying Prospectus, or any free writing prospectus is accurate as of any date other than as of the respective dates thereof, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this Prospectus Supplement and the accompanying Prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise noted or the context indicates otherwise, “MindWalk” and the “Company” refer to MindWalk Holdings Corp, its subsidiaries and, as the case may be, its predecessors.

PRESENTATION OF FINANCIAL INFORMATION

The Company maintains its books and records in Canadian dollars (“CAD”) and reports under International Financial Reporting Standards as issued by the International Accounting Standards Board. None of the consolidated financial statements incorporated by reference into this Prospectus Supplement were prepared in accordance with generally accepted accounting principles in the United States.

The Company’s financial statements are presented in CAD. In this Prospectus Supplement, unless otherwise indicated, all dollar amounts and references to “$” or “U.S.$” are to United States dollars and references to “CAD$” are to Canadian dollars.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein and therein, contains forward-looking statements and forward-looking information under U.S. and Canadian securities laws about the Company which reflect management’s expectations regarding the Company’s future growth, results of operations, operational and financial performance and business prospects and opportunities. In addition, the Company may make or approve certain statements or information in future filings with Canadian and United States securities regulatory authorities, in news releases, or in oral or written presentations by representatives of the Company that are not statements of historical fact and may also constitute forward-looking statements or forward-looking information. All statements and information, other than statements or information of historical fact, made by the Company that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and information, including, but not limited to statements and information preceded by, followed by, or that include words such as “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe”, “intends”, “plan”, “forecast”, “budget”, “schedule”, “project”, “estimate”, “outlook”, or the negative of those words or other similar or comparable words.

Forward-looking statements and information involve significant risks, assumptions, uncertainties, and other factors that may cause actual future performance, achievements, or other realities to differ materially from those expressed or implied in any forward-looking statements or information and, accordingly, should not be read as guarantees of future performance, achievements, or realities. Although the forward-looking statements and information contained in this Prospectus Supplement and the accompanying Prospectus and the documents incorporated by reference herein and therein reflect management’s current beliefs based upon information currently available to management and based upon what management believes to be reasonable assumptions, the Company cannot be certain that actual results will be consistent with these forward-looking statements and information. A number of risks and factors could cause actual results, performance, or achievements to differ materially from the results expressed or implied in the forward-looking statements and information. Such risks and factors include, but are not limited to, the following:

•	negative operating cash flow;

•	liquidity and future financing risk;

•	the financial position of the Company and its potential need for additional liquidity and capital in the future;

•	the success of any of the Company’s current or future strategic alliances;

•	the Company may become involved in regulatory or agency proceedings, investigations and audits;

•	the Company may be subject to litigation in the ordinary course of its business;

•	the ability of the Company to obtain, protect and enforce patents on its technology and products;

•	risks associated with applicable regulatory processes;

•	the ability of the Company to achieve publicly announced milestones;

•	the effectiveness of the Company’s business development and marketing strategies;

•	the competitive conditions of the industry in which the Company operates;

•	market perception of smaller companies;

•	the Company’s ability to successfully develop, validate, and commercialize its proprietary AI platforms, including the LensAI™ platform and HYFT® Technology;

•

the Company cannot assure the production of new and innovative processes, procedures or innovative approaches to antibody and biologics discovery, AI-driven drug design, or development of new antibodies, peptide therapeutics, or vaccine candidates;

•	the risks inherent in preclinical and clinical development of the Company’s proprietary pipeline programs;

•	the ability of the Company to manage growth;

•	the selection and integration of acquired businesses and technologies;

•	the Company may lose clients;

•	any reduction in demand;

•	any reduction or delay in government funding of research and development;

•	the costs of being a public company in the United States;

•	the Company may fail to meet the delivery and performance requirements set forth in client contracts;

•	the Company may become subject to patent and other intellectual property litigation;

•	the Company’s dependence upon key personnel;

•	the Company may not achieve sufficient brand awareness;

•	the Company’s directors and officers may have interests which conflict with those of the Company;

•	the outsourcing trend in non-clinical and computational discovery stages of drug discovery, including the adoption of AI-driven platforms;

•	the Company’s products, services and expertise may become obsolete or uneconomical;

•	the ability of the Company to comply with evolving laws and regulations governing the use of artificial intelligence in drug discovery and development;

•	the effect of global economic conditions;

•	the Company has a limited number of suppliers;

•	the Company may become subject to liability for risks against which it cannot insure;

•	clients may restrict the Company’s use of scientific information;

•	the Company may experience failures of its laboratory facilities;

•	any contamination in animal populations;

•	any unauthorized access into information systems, or cybersecurity threats to the Company’s AI platforms, proprietary data, or computational infrastructure;

•	the effect of tariffs, trade restrictions, export controls, and geopolitical conditions on the Company’s international operations and supply chains;

•	prospective investors’ ability to enforce civil liabilities;

•	the Company’s status as a foreign private issuer;

•	exposure to foreign exchange rates;

•	the effects of future sales or issuances of equity securities or debt securities;

•	the market price of the common shares may experience volatility;

•	the Company will maintain discretion in the use of proceeds of any offering of securities;

•	the Company has not declared or paid any dividends on the common shares and does not intend to do so in the foreseeable future; and

•	a liquid market for the common shares may not develop.

Although the Company has attempted to identify important risks and factors that could cause actual actions, events, or results to differ materially from those described in forward-looking statements or information, there may be other factors and risks that cause actions, events or results not to be as anticipated, estimated or intended. Further, any forward-looking statements and information contained herein are made as of the date of the Prospectus Supplement, Prospectus or the documents incorporated by reference herein and therein, as applicable. Other than as required by applicable securities laws, the Company assumes no obligation to update or revise them to reflect new events or circumstances. New factors emerge from time to time, and it is not possible for management to predict all such factors and to assess in advance the impact of each such factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual realities to differ materially from those contained in any forward-looking statement or information. Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this Prospectus Supplement, the accompanying Prospectus or the documents incorporated by reference herein and therein. All forward-looking statements disclosed in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein and therein are qualified by this cautionary statement.

MARKET AND INDUSTRY DATA

This Prospectus Supplement, the accompanying Prospectus and certain of the documents incorporated by reference herein and therein contain market and industry data obtained from a combination of third-party sources and the estimates of management of the Company. Although management believes that these third-party sources and the estimates of management are reliable, the accuracy and completeness of such data is not guaranteed and has not been verified by any independent sources. Market and industry data, including estimates and projections relating to size of market and market share, is inherently imprecise and cannot be verified due to limitations in the availability and reliability of data inputs, the voluntary nature of the data gathering process and other limitations inherent in any market research or other survey. Management’s estimates are based on internal research, its knowledge of the relevant market and industry and extrapolations from third-party sources. While the Company is not aware of any misstatements regarding the market and industry data presented in this Prospectus Supplement, the accompanying Prospectus or the documents incorporated by reference herein and therein, and is responsible for the accuracy of such sources and data, such data involve risks and uncertainties and are subject to change based on various factors, including those factors discussed under “Cautionary Statement Regarding Forward-Looking Statements”. The Company has no intention and undertakes no obligation to update or revise any such information or data, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of information relating to the Company and does not contain all the information about the Company that may be important to you. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the Common Shares. For a more complete understanding of the Company and the offering, the Company encourages you to read and carefully consider the more detailed information in this Prospectus Supplement and the accompanying Prospectus, including the information incorporated by reference in this Prospectus Supplement and the accompanying Prospectus, and in particular, the information under the heading “Risk Factors” in the Prospectus. All capitalized terms used in this summary refer to definitions contained elsewhere in this Prospectus Supplement or the accompanying Prospectus, as applicable.

General

MindWalk Holdings Corp. is presently traded on Nasdaq with the ticker symbol “HYFT”. The Board of Directors of the Company (the “Board”) previously approved a change in our corporate name from ImmunoPrecise Antibodies Ltd. to MindWalk Holdings Corp., which became effective on September 3, 2025. The Company began trading under a new symbol on Nasdaq, “HYFT”, effective September 4, 2025. The executive headquarters of the Company are situated at Industrious 823 Congress Ave, Suite 300, Austin, Texas 78701. The registered and records office of the Company is located at 1600 – 925 West Georgia Street, Vancouver, British Columbia V6C 3L2, Canada.

Overview

MindWalk Holdings Corp. is a Bio-Native AI company that applies artificial intelligence proprietary biological pattern analysis and wet-lab capabilities to support therapeutic discovery. The Company develops BioIntelligence infrastructure that life sciences AI, and increasingly agentic AI, requires, which is designed to integrate AI, data, and full-stack wet lab capabilities into one connected discovery ecosystem. At its core is HYFT® Technology, the Company’s patented, function-aware representation of biology, refined over 20 years of curation into a biological representation of 660 million patterns and 25 billion relationships spanning sequence and structural biology.

Biology is a connected system, but the data that describes it is often fragmented across files, formats, systems, teams, and workflows, and data volume alone does not produce understanding. As AI tools make molecule design faster and more widely available, management believes enterprise AI value in life sciences is shifting from the AI models themselves to the structure, provenance, and biological context of the data those models reason over, and that drug discovery is among the highest-consequence environments in which AI will be deployed. MindWalk positions ReefIQ, powered by HYFT Technology, as a biological context layer for life sciences: it enriches biological data at ingestion and connects it to biological meaning, so that the LensAI™ reasoning and application layer, together with any customer-selected AI models or agents, can reason over a governed, evidence-linked representation rather than over isolated files.

AI systems trained on biological data may produce inaccurate outputs when the input extends beyond their training data, a limitation that could have material consequences in drug discovery workflows. MindWalk’s approach grounds AI reasoning in the patterns that evolution has preserved, so that biological context, rather than statistical similarity alone, constrains what the models produce. The Company believes this grounding is a prerequisite for deploying autonomous, agentic AI in regulated discovery workflows.

The Company’s integrated platform connects in silico analysis with a full-stack wet lab, enabling a closed-loop discovery model in which computational insights inform experimental design and experimental results can enrich the Company’s data layer. This architecture is intended to improve efficiency across the biologics discovery and development process. MindWalk’s integrated discovery and development platform has supported the clinical advancement of more than 20 molecules through client and partner programs, and a growing internal pipeline now leverages the Company’s AI-driven discovery engine.

The HYFT® Technology Advantage

At the core of MindWalk’s platform is HYFT Technology, a patented biological pattern technology that represents a distinct approach to understanding molecular biology. Rather than relying on sequence alignment, which misses functional relationships masked by genetic variation, HYFT Technology captures the minimal pattern information required to determine molecular structure and function.

These HYFT patterns are evolution-defined. They represent the regions of biology that cannot change without loss of essential function: conserved patterns that persist across mutation and species variation. Because these patterns encode functional constraint rather than surface-level similarity, they identify functional relationships that sequence-alignment approaches may not detect.

HYFT patterns form a connected biological representation of 660 million patterns and 25 billion relationships, harmonizing sequence, structure, functional assays, omics data, and scientific literature into a single, queryable computational space that supports traceable, evidence-linked biological analysis. HYFT patterns are patented assets owned exclusively by MindWalk. The Company believes this intellectual property may differentiate its platform as the patterns are applied across additional programs, modalities, and therapeutic areas.

LensAI™: The Platform

LensAI is MindWalk’s Bio-Native reasoning and application layer for biologics discovery and development, built on the HYFT pattern framework. Partners access LensAI through expert-led analytics projects, SaaS subscriptions, and API-based integrations, creating a flexible engagement model that scales with client need.

LensAI capabilities include target profiling, antigen and epitope analysis, immunogenicity and liability screening, candidate triage, de novo variant sequence design, developability assessment, and portfolio-level analysis. Across these applications, HYFT patterns are intended to link modalities and make results traceable to specific biological evidence, reducing reliance on model outputs that are not connected to underlying biological context.

Beyond client-facing applications, LensAI also drives MindWalk’s internal proprietary asset programs, where the same platform that powers partner work generates de novo therapeutic and vaccine candidates supported by proprietary intellectual property and HYFT-defined biological analysis, with potential future partnering opportunities.

ReefIQ™

ReefIQ is a HYFT-powered biological context layer designed for AI drug discovery and biologics development that sits between client discovery data and AI reasoning workflows. Biology is connected, but drug-discovery data is often fragmented across files, formats, systems, teams, and workflows. ReefIQ reconnects those representations before AI workflows act on them, harmonizing client discovery data and linking it into MindWalk’s biological representation foundation. Sequences, structures, assay outputs, omics, literature, evidence, and program history are designed to transform into a governed, queryable biological context for AI-enabled discovery, with provenance and program history preserved.

ReefIQ is built on HYFT Technology, MindWalk’s core biological pattern technology, which is intended to provide the underlying biological representation framework that links sequence, structure, function, mechanism, pathway, evidence, and literature. LensAI and customer-selected agent models are intended to retrieve, analyze, and generate hypotheses from that connected biological context rather than from isolated files.

AI-Driven Internal Asset Pipeline

MindWalk’s internal pipeline includes LensAI-generated assets that the Company owns, protects, and intends to advance through partnerships or licensing. Each program is grounded in HYFT-defined biology and anchored in wet-lab validation. The programs below are those where HYFT Technology and the LensAI platform served as the primary discovery and design engine.

Program	Target / Indication	Modality	Stage	Key Achievement
GLP-1 Receptor Agonist	Metabolic disease	AI-designed peptide; in silico-led design via LensAI and HYFT Technology	Preclinical; in vitro validated	In vitro GLP-1 receptor activation has been observed in third-party assays; results indicating activity relative to the semaglutide benchmark.
Longevity Companion Therapeutic	Aging biology / healthspan (undisclosed target)	Undisclosed; in silico-designed via LensAI	Preclinical; in silico identified; validation underway	Separate, potentially independently protectable asset targeting a distinct, non-overlapping longevity pathway. Identified as a potential co-administration candidate alongside the GLP-1 RA, though each asset is designed to stand alone. Target undisclosed pending IP protection. Longevity therapeutics market projected at >$75B by 2032.
Universal Dengue Vaccine	Dengue fever (all 4 serotypes)	Monoclonal antibody / vaccine	Third-party neutralization testing underway	Conserved discontinuous epitope identified across all 4 serotypes; rabbit immunization completed; serum antibody binding analysis underway.
Universal Influenza	Influenza A & B (all major subtypes)	Vaccine / functional antigen	Research stage; functional constraint identified in silico	Based on the Company’s internal in silico analysis, a conserved HYFT-defined functional constraint was identified across more than 900 influenza sequence variations spanning Influenza A (H3N2, H5, H7, H9, and H1N1 swine) and both Influenza B lineages (Victoria and Yamagata).

Each AI-driven internal program is designed to be housed and independently financed, allowing individual programs to attract dedicated capital partners without diluting the MindWalk parent entity which preserves shareholder value while enabling non-dilutive program-level financing.

Broader Biologics Portfolio

MindWalk’s discovery capabilities extend well beyond its HYFT/LensAI-driven internal programs. Through an integrated discovery platform that combines wet lab expertise, antibody engineering, and AI tools, the Company has assembled “the Vault”, a curated portfolio of 16 partner-ready assets spanning oncology, immuno-oncology, vascular disease, ophthalmology, and infectious disease. These programs are supported by a growing IP estate built through internal R&D, collaborations, acquisitions and in-licensing, alongside strategic investment in biologics capabilities and related IP assets. Active R&D across all operational sites continues to advance new service offerings and, more notably, internal discovery programs focused on novel therapeutic antibodies, primarily in immuno-oncology

To support its internal and partnered therapeutic discovery programs, the Company formed Talem, based in Cambridge, Massachusetts. Talem offers strategic partnerships with pharma and biotech companies. MindWalk’s offerings enable Talem to customize each program and leverage the Company’s expertise and technologies across its biologics capabilities. Select programs of note include:

•

CD3de Fabs (MDWK-24): A CD3de-targeting Fab arm designed for bispecific and multi-specific T cell engager formats. Developed by MindWalk, this asset is engineered to reduce cytokine release relative to first-generation CD3 engagers and is available for partners to combine with anti-tumor associated antigen (TAA) arms to generate novel immunotherapeutic molecules.

•

ALK-1 Agonist Antibodies (MDWK-21): Monoclonal agonist antibodies targeting activin receptor-like kinase 1 (ALK1), a member of the TGF-b receptor superfamily preferentially expressed on endothelial cells. Developed by MindWalk for vascular pathologies including diabetic retinopathy and pulmonary arterial hypertension, where impaired BMP9/ALK1 signaling is a central driver of disease.

•

TrkB × CD3 Bispecific (MDWK-200): A bispecific T cell engager combining MindWalk’s proprietary anti-TrkB and anti-CD3de arms, targeting triple-negative breast cancer and other TrkB-overexpressing solid tumors.

•	SARS-CoV-2 (MDWK-03): The most clinically advanced asset in the broader Vault by stage, currently in final drug product form.

Several assets in the Vault are already partnered. The Vault also comprises additional partner-ready antibody and biologics assets across a range of modalities and stages of development, made available to prospective partners upon request.

Functional Adjacency

A recent application of HYFT Technology has indicated an additional, potentially commercially significant capability: the detection of functional adjacency. Functional adjacency refers to the phenomenon where distinct molecules produce the same therapeutic effect despite low sequence similarity, a condition that sequence-alignment-based analysis routinely fails to identify.

MindWalk has applied HYFT Technology to detect shared biological signatures between AI-designed therapeutics, including cases where independently developed molecules converge on the same functional space. The Company believes this capability may be useful for competitive intelligence, IP strategy, M&A diligence, and portfolio risk assessment, positioning HYFT Technology as a strategic intelligence layer for biopharma organizations navigating an increasingly AI-dense discovery landscape.

Strategy and Outlook

The AI Acceleration Tailwind

As AI tools make molecule design faster and more widely accessible, management believes the volume and variety of AI-generated candidates will grow, and that value will increasingly accrue to the layer that contextualizes, grounds, and interprets those outputs. MindWalk’s strategy is based on management’s belief that data structure, provenance and orchestration are important factors in deploying AI in drug discovery.

With the launch of ReefIQ, the biological context layer for life sciences powered by its patented HYFT Technology, MindWalk is positioning itself at that layer, providing traceable, evidence-linked biological context that the AI models and agents a partner chooses to deploy are designed to use. The Company’s strategy centers on three priorities: growing recurring, intelligence-driven revenue from LensAI engagements; advancing and protecting a wholly owned portfolio of AI-designed assets; and deepening multi-year enterprise partnerships that may enhance the value of the Company’s biological representation over time.

Strategic Positioning

MindWalk is pursuing a strategy based on management’s view that biologics development will increasingly require integrated computational and experimental approaches. MindWalk’s integrated platform is designed to address this need, and its integrated wet lab translates computational insight into experimentally validated, IP-protected assets.

Three Strategic Pillars

•

Pillar 1 – Build Intelligence-Driven Recurring Revenue. Management’s primary commercial objective is to grow recurring, intelligence-driven revenue from LensAI engagements in which HYFT-based biological reasoning is embedded directly in a partner’s discovery workflow. The Company is transitioning from a project-revenue model toward a potentially higher-margin, scalable mix that includes subscription-based platform access, HYFT-based analytics engagements, and API integrations. This shift is intended to improve revenue predictability, reduce per-engagement overhead, and enhance the Company’s data assets over time as additional client engagements contribute to its biological representation framework.

•

Pillar 2 – Advance and Protect the Internal Asset Portfolio. MindWalk’s internal programs are part of the platform strategy. By generating proprietary assets through LensAI and anchoring them in Bio-Native wet-lab validation, the Company is building an IP portfolio with potential independent value.

•

Pillar 3 – Deepen Enterprise Partnerships. MindWalk’s platform may be more useful when embedded in a partner’s discovery workflow over an extended period. Management is actively pursuing multi-year enterprise engagements in which LensAI serves as a persistent analytical layer, informing target selection, immunogenicity screening, candidate triage, and portfolio decisions at scale. These relationships are intended to generate recurring revenue, produce data that strengthens the HYFT representation layer, and create value that may contribute to client retention over time. The TDP-43 neurodegeneration program exemplifies this model: generated through a client-driven engagement using MindWalk’s integrated discovery platform and externally peer-reviewed (bioRxiv, DOI: 10.1101/2025.06.10.658846). This work demonstrated the Company’s ability to distinguish between toxic and healthy protein conformations, a long-standing challenge in neurodegeneration drug development, and now serves as a validation reference supporting expanded engagement across the neurodegenerative drug discovery community. This result was achieved through MindWalk’s wet-lab infrastructure, showing that the Company’s value to enterprise partners extends beyond its Bio-Native HYFT platform to its full integrated discovery capabilities.

Products and Services

MindWalk provides full-service, end-to-end biologics discovery and development, spanning computational design, wet-lab execution, characterization, and production within a single integrated workflow. Because in silico analysis and laboratory validation are operated together rather than sourced from separate vendors, the Company offers clients an integrated alternative to conventional, multi-vendor programs designed to reduce the time, cost, and risk of therapeutic discovery and development. Clients engage these capabilities through a range of models: discrete project work, expert-led analytics, subscription-based (SaaS) and API access to the LensAI platform, and governed, queryable biological context through the ReefIQ context layer, which harmonizes client discovery data, links it to the Company’s HYFT-based biological representation, and preserves provenance and program history. Increasingly, the Company is focused on deeper, longer-term client relationships and contracts in which its platform serves as a persistent analytical layer embedded within a client’s discovery workflow, reflecting a strategic shift from transactional service work toward recurring, higher-value engagements.

MindWalk’s services have a demonstrated record of producing clinical-stage assets for its clients. Discovery campaigns performed at MindWalk facilities have supported the advancement of more than 20 molecules to the clinic, ten of which are currently in active Phase 1 through Phase 3 clinical trials, four of which the Company identifies as first-in-class, across oncology, immunology, neurology, and infectious disease. This record is further supported by more than 400 peer-reviewed publications and patents. In these programs the Company’s contribution includes the immunization strategy, discovery campaign, lead identification, and candidate selection that made clinical entry possible, while its clients own and advance the resulting assets. The same discovery and wet-lab capabilities that produced these client-owned, clinical-stage assets remain available to clients today and, now integrated with the Company’s HYFT Technology and LensAI platform, underpin its own proprietary pipeline.

Services begin in the in silico phase, where the Company applies custom antigen modeling, target analysis using natural language processing, and its patented HYFT analysis to frame each program before laboratory work begins. As programs move into the wet lab, MindWalk’s discovery capabilities span multiple antibody modalities, including full-length monoclonal antibodies (such as IgG1) and single-domain VHH antibodies (nanobodies), across multiple species. These are anchored by the Company’s proprietary B-cell platforms, including B cell Select®, its function-first B-cell screening and sequencing platform, and B cell Llama™, which extends that capability into llama-derived VHH single-domain antibodies increasingly used as building blocks for bispecific and multispecific antibodies and CAR-T cell therapies. Discovery is complemented by hybridoma discovery and production enhanced by multiplexed high-throughput screening and single-clone picking, and by transgenic-animal and multi-species discovery, with antibody repertoires that can be mined in depth through next-generation sequencing and computational analysis.

The Company is then able to provide comprehensive characterization and optimization, including affinity measurement, epitope landscape profiling, and functional assays, alongside in silico immunogenicity assessment, three-dimensional modeling, relative-affinity ranking, molecular docking, and off-target analysis. Additional services include the design of bispecific and single-domain antibodies, recombinant cloning, protein and antibody production and downstream processing, antibody engineering and optimization (including humanization), and cryopreservation and cryostorage.

The Company’s wholly owned Canadian subsidiary, ImmunoPrecise Antibodies (Canada) Ltd., d/b/a MindWalk Biologics Ltd. (“MindWalk Biologics”), is an approved provider for leading transgenic-animal platforms producing antibodies with fully human antigen-binding domains, together with associated protein manufacturing. These operations are a critical component of the Company’s R&D investment, supporting continued development of proprietary technologies, including the B cell Select® and B cell Llama™ platforms, that extend discovery across a broad range of species and strains and are intended to deliver clinically relevant, fully human biologics to clients. As the Company deepens its enterprise client relationships and platform-based engagements, these integrated discovery and development services remain the foundation of its business.

Operations

MindWalk is a global operation with activities in Austin, Texas, Victoria, British Columbia in Canada, and Diepenbeek, Belgium, and business development activities serving the Boston area in the United States. This broad reach enables MindWalk to access locations that support the life sciences industry and the development of artificial intelligence.

The Company’s leadership, spanning North America and Europe, holds global responsibility for financial and accounting oversight, sales and marketing, investor relations, and information technology. An enterprise resource management system aids in automating marketing and sales, enhancing customer relationship management, and simplifying accounting, financial reporting, and project management tasks.

MindWalk Biologics operates from Victoria, British Columbia (Canada), performing custom antibody generation since the Company’s inception. The Company has recently completed the expansion of its vivarium in Victoria while simultaneously intensifying its capabilities in measuring protein binding kinetics and high-throughput label-free protein-protein interactions, and further developing and improving technologies such as its B cell Select® platform. During fiscal year 2026, the Company expanded biologics services activities supporting the North American market.

Recent Developments

ATM Program

On November 7, 2025, the Company entered into a Sales Agreement with JonesTrading Institutional Services LLC pursuant to which the Company may offer and sell, from time to time, Common Shares having an aggregate offering price of up to $30,000,000 through an at-the-market equity offering program, or the ATM Program. The offer and sale of Common Shares under the program are made pursuant to the Company’s shelf registration statement on Form F-3 (File No. 333-273197). As of the date of this Prospectus Supplement, an aggregate of 779,368 Common Shares have been sold pursuant to this ATM Program with gross proceeds of $1.36 million.

Audit Committee Composition

Pursuant to applicable Canadian securities laws and Nasdaq Listing Requirements, the Company is required to have an audit committee comprised of at least three independent directors. Following the Company’s annual general meeting held on October 9, 2025, Kamil Isaev (a director and member of the audit committee) was required to tender his resignation pursuant to the Company’s Majority Voting Policy. As the Company has not yet filled the audit committee vacancy created by Kamil Isaev’s resignation, the Company’s audit committee is not in compliance with the audit committee composition requirements under applicable Canadian securities laws and Nasdaq Listing Rule 5605(c)(2). The Company is actively working to fill the vacancy on the audit committee.

Chief Financial Officer Appointment

On October 15, 2025, and October 21, 2025, respectively, the Company announced the appointment of R. Scott Areglado as the new Chief Financial Officer and Thomas W. Lynch, Ph.D. as Chief Business Officer, both effective on October 20, 2025.

Share Repurchase Program

On October 9, 2025, the Board authorized a share repurchase program under which MindWalk may repurchase up to 2.3 million Common Shares over the twelve-month period commencing on October 15, 2025, and ending no later than October 15, 2026, representing approximately 5% of the Common Shares issued and outstanding at the time the program was established.

ImmunoPrecise Antibodies (Europe) B.V. Sale

On August 6, 2025, AVS Bio, an Arlington Capital Partners portfolio company and global provider of critical inputs and services for the bioprocessing and biologics industry, acquired ImmunoPrecise Antibodies (Europe) B.V. for net proceeds of approximately $12 million.

Corporate Information

The Company was incorporated on November 22, 1983, under the laws of Alberta, before continuing into British Columbia on September 2, 2016. The Board previously approved a change in our corporate name from ImmunoPrecise Antibodies Ltd. to MindWalk Holdings Corp., which became effective on Nasdaq on September 4, 2025. The Company’s registered and records office is located at 1600 – 925 West Georgia Street, Vancouver, British Columbia V6C 3L2, Canada, and its executive office is located at Industrious 823 Congress Ave, Suite 300, Austin, Texas 78701. The Company’s website address is www.mindwalkai.com. Information contained on, or accessible from, the Company’s website does not constitute part of this Prospectus.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer as defined in Section 405 of the Securities Act. As long as we qualify as a foreign private issuer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. In this prospectus and in the documents and information incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.

THE OFFERING

The following is a summary of the principal features of the offering and is subject to, and should be read together with, the more detailed information, financial data and statements contained elsewhere in, and incorporated by reference into, this Prospectus Supplement and the accompanying Prospectus.

Common Shares Offered By Us	Common Shares having an aggregate offering price of up to $50,000,000 from time to time through the Agent.

Common Shares To Be Outstanding Immediately After This Offering	Up to 81,676,901 Common Shares (as more fully described in the notes following this table), assuming sales of 34,965,035 Common Shares in this offering at an offering price of $1.43 per share, which was the last sale price of our Common Shares on Nasdaq on July 10, 2026. The actual number of Common Shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Jones. No Common Shares will be sold in Canada, or on any trading markets in Canada as at the market distributions or otherwise. See “Plan of Distribution”.

Use of Proceeds	The net proceeds from this offering to the extent raised, are expected to be used by the Company for research and development; capital expenditures, including expansion of existing laboratory facilities; and working capital and general corporate purposes. The Company may also use a portion of the net proceeds for the repurchase of outstanding securities, or to invest in or acquire businesses or technologies that it believes are complementary, although the Company has no current understandings, commitments, or agreements with respect to any investments or acquisitions as of the date of this Prospectus Supplement. See “Use of Proceeds”.

Risk Factors	See “Risk Factors” in this Prospectus Supplement and the accompanying Prospectus and the risk factors discussed or referred to in the documents incorporated by reference in this Prospectus Supplement and the accompanying Prospectus for a discussion of factors that should be read and considered before investing in the Common Shares.

Tax Considerations	Purchasing the Common Shares may have tax consequences. This Prospectus Supplement and the accompanying Prospectus may not describe these consequences fully for all investors. Investors should read the tax discussion in this Prospectus Supplement and accompanying Prospectus and consult with their own tax advisor. See “Certain Material U.S. Federal Income Tax Considerations”.

Nasdaq Capital Market Symbol	“HYFT”

The number of our Common Shares outstanding is based on 46,711,866 Common Shares outstanding as of January 31, 2026 and excludes:

•	1,052,523 Common Shares issuable upon the exercise of outstanding stock options having a weighted-average exercise price of CAD$5.07 per share;

•	186,761 Common Shares issuable upon the exercise of outstanding warrants having a weighted-average exercise price of CAD$16.42 per share; and

•	1,291,028 restricted stock units.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below along with the risk factors in our most recent Annual Report on Form 20-F, as well as the information included or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus, together with all of the other information appearing in this prospectus supplement or the accompanying Prospectus or incorporated by reference herein or therein, including in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Cautionary Statement Regarding Forward-Looking Statements” above.

You will experience dilution as a result of the Offering.

The offering price per share in this offering may exceed the net tangible book value per share outstanding prior to this offering. Assuming that an aggregate of 34,965,035 Common Shares are sold during the term of the Sales Agreement with Jones, at a price of CAD$2.02 per Common Share (the last reported sale price of our Common Shares on Nasdaq Capital Market on July 10, 2026) for aggregate gross proceeds of approximately $50 million, and after deducting sales agents fees and estimated offering expenses payable by us, you will experience immediate and substantial dilution of CAD$1.00 per share, with respect to the net tangible book value of the Common Shares. See “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

The actual number of Common Shares we will sell under the Sales Agreement with Jones, as well as the price at which we may sell such Common Shares, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement with Jones and compliance with applicable law, we have the discretion to deliver placement notices to Jones at any time throughout the term of the Sales Agreement. The number of Common Shares that are sold through Jones after delivering a placement notice will fluctuate based on the market price of the Common Shares during the sales period and limits we set with Jones. In addition, the price at which Common Shares are sold by Jones, from time to time, will be dependent on the market price of our Common Shares and, as a result, purchasers of our Common Shares that are sold under the Sales Agreement may purchase such Common Shares at different prices. Because the price per share of each Common Share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The Company will have broad discretion regarding use of proceeds and may not use the proceeds effectively.

Management will have broad discretion in the application of the net proceeds of the offering and investors will be relying on the judgment of management regarding the application of these proceeds. Management could spend the net proceeds of the offering in ways that do not improve the Company’s results of operations. Failure to apply the funds effectively could have a material adverse effect on the Company’s business and cause the price of the Common Shares to decline. At the date of this Prospectus Supplement, the Company intends to use the net proceeds from the offering as described under the heading “Use of Proceeds”. However, the Company’s needs may change as the business and the industry the Company addresses evolve. As a result, the net proceeds to be received in the offering may be used in a manner significantly different from the Company’s expectations.

The Common Shares will be sold in “at the market” distributions, and investors who buy shares at different times will likely pay different prices.

Investors who purchase Common Shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. The Company will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

There may be future sales or other dilution of the Company’s equity, which may adversely affect the market price of the Common Shares.

The Company is generally not restricted from issuing additional Common Shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares. The market price of the Common Shares could decline as a result of sales of Common Shares or securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares after this offering or the perception that such sales could occur.

Changes to U.S. tax laws, including recently enacted legislation, may adversely affect the Company and holders of the Securities.

U.S. federal income tax laws are subject to change, including through legislative, administrative, and judicial action. On July 4, 2025, the President of the United States signed into law comprehensive tax legislation commonly referred to as the “One Big Beautiful Bill Act” (the “OBBBA”). The OBBBA includes a broad range of provisions that may affect U.S. federal income tax considerations applicable to investors in the Securities, as well as the Company’s operations and financial results.

The application and interpretation of the OBBBA remain subject to evolving guidance from the U.S. Treasury Department, the Internal Revenue Service (the “IRS”), and the courts. As a result, the impact of the OBBBA on the Company and on an investment in the Securities is uncertain and could differ materially from current expectations.

In addition, further changes to U.S. federal income tax laws may occur in the future, including potential technical corrections, administrative guidance, or new legislation, which could have retroactive effect. Any such changes could adversely affect the tax consequences to holders of the Securities or the Company’s business, financial condition and results of operations.

Prospective investors should consult their own tax advisors regarding the OBBBA and any other changes in applicable tax law, and the potential consequences of an investment in the Securities in light of their particular circumstances.

The Company may be a “passive foreign investment company” for U.S. federal income tax purposes during a U.S. investor’s holding period, which could result in adverse U.S. federal income tax consequences to U.S. investors.

The Company believes that it was not a “passive foreign investment company” (a “PFIC”) as defined in Section 1297(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) for its tax year ended April 30, 2026. While the Company does not intend to become a PFIC for its current tax year or in the future, based on cash raised in one or more offerings, current business plans and financial expectations and certain other transactions, the Company may be a PFIC for its current tax year and may be a PFIC in the future. The Company’s PFIC classification for its current or future tax years may depend on, among other things, how quickly it may raise cash pursuant to one or more offerings, the manner in which, and how quickly, it utilizes cash on hand and the cash proceeds received from any such offerings, as well as on changes in the market value of the Common Shares. Whether the Company is a PFIC for any taxable year will also depend on the composition of its income and the composition, nature and value of its assets from time to time (including the value of its goodwill, which may be determined by reference to the value of the Common Shares, which could fluctuate). If the Company is a PFIC for any year during a U.S. Holder’s (as defined below under the heading “Certain Material U.S. Federal Income Tax Considerations”) holding period of the Common Shares, then such U.S. Holder generally will be required to treat any gain realized upon a disposition of the Common Shares or any so-called “excess distribution” received on its Common Shares as ordinary income, and to pay an interest charge on a portion of such gain or distribution. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. Holder. Subject to certain limitations, these tax consequences may be mitigated if a U.S. Holder makes a timely and effective QEF Election (as defined below under the heading “Certain Material U.S. Federal Income Tax Considerations”) with respect to the Common Shares or a Mark-to-Market Election (as defined below under the heading “Certain Material U.S. Federal Income Tax Considerations”) with respect to the Common Shares. U.S. Holders should be aware that there can be no assurances that the Company will satisfy the record keeping requirements that apply to a QEF (as defined below under the heading “Certain Material U.S. Federal Income Tax Considerations”), or that the Company will supply U.S. Holders with information that such U.S. Holders are required to report under the QEF rules, in the event that the Company is a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to their Common Shares. A U.S. Holder who makes a Mark-to-Market Election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the U.S. Holder’s tax basis therein. Each potential investor who is a U.S. Holder should review the discussion below under the heading “Certain Material U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Rules” in its entirety and should consult its own tax advisor regarding the tax consequences of the PFIC rules and the acquisition, ownership, and disposition of the Common Shares.

USE OF PROCEEDS

The Company may issue and sell its Common Shares having aggregate gross sales proceeds of up to $50,000,000 from time to time (before deducting sales agent commissions and expenses). Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to the Company, if any, are not determinable at this time. There can be no assurance that the Company will sell any shares under or fully utilize the Sales Agreement with Jones as a source of financing.

The net proceeds from this offering to the extent raised, are expected to be used by the Company for research and development; capital expenditures, including expansion of existing laboratory facilities; and working capital and general corporate purposes. The Company may also use a portion of the net proceeds for the repurchase of outstanding securities, or to invest in or acquire businesses or technologies that it believes are complementary, although the Company has no current understandings, commitments, or agreements with respect to any investments or acquisitions as of the date of this Prospectus Supplement.

Although the Company intends to apply the proceeds to the objectives set forth above, there may be circumstances where, for business reasons, a reallocation of funds may be deemed prudent or necessary and the ultimate use of proceeds may vary materially from that set forth above. Accordingly, management of the Company will have significant discretion and flexibility in applying the net proceeds from the sale of the Common Shares in this offering. See “Risk Factors”.

CONSOLIDATED CAPITALIZATION

The following table sets forth our capitalization as of January 31, 2026:

•	on an actual basis; and

•

on an as adjusted basis assuming that an aggregate of 34,965,035 Common Shares are sold at a price of CAD$2.02 per share, which was the last reported sale price of our Common Shares on the Nasdaq on July 10, 2026, converted into Canadian dollars using the Bank of Canada daily average exchange rate on July 10, 2026 of U.S.$1.00 equals CAD$1.4146, and after deducting the commissions and estimated offering expenses payable by us.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the related notes, and other information and documents included in this prospectus supplement or incorporated by reference into the accompanying prospectus.

	As of January 31, 2026
	Actual		As Adjusted
	CAD$	US$(1)	CAD$	US$(2)
	(in thousands)
Shareholders’ equity
Common Shares without par value; unlimited shares authorized, 46,711,866 shares issued and outstanding as of January 31, 2026; and 81,676,901 shares issued and outstanding on an as adjusted basis as of January 31, 2026(3)	137,293	101,234	205,600	145,341
Contributed surplus	13,298	9,805	13,298	9,401
Accumulated other comprehensive loss	3,133	2,310	3,133	2,215
Accumulated deficit	(138,864)	(102,392)	(138,864)	(98,165)
Total shareholders’ equity	14,860	10,957	83,167	58,792
Total capitalization	14,860	10,957	83,167	58,792

(1)	Converted from Canadian dollars using the Bank of Canada daily average exchange rate on January 30, 2026 of U.S.$1.00 equals CAD$1.3562.
(2)	Converted from Canadian dollars using the Bank of Canada daily average exchange rate on July 10, 2026 of U.S.$1.00 equals CAD$1.4146.
(3)	Does not reflect the issuance of 245,399 Common Shares pursuant to the Sales Agreement with Jones subsequent to January 31, 2026.

The number of our Common Shares outstanding is based on 46,711,866 Common Shares outstanding as of January 31, 2026 and excludes:

•	1,052,523 Common Shares issuable upon the exercise of outstanding stock options having a weighted-average exercise price of CAD$5.07 per share;

•	186,761 Common Shares issuable upon the exercise of outstanding warrants having a weighted-average exercise price of CAD$16.42 per share; and

•	1,291,028 restricted stock units.

DILUTION

As of January 31, 2026, our net tangible book value was approximately CAD$14.9 million, or CAD$0.32 per share. Net tangible book value is total assets minus the sum of liabilities, intangible assets and non-controlling interests. Net tangible book value per share is net tangible book value divided by the total number of our Common Shares outstanding as of January 31, 2026.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our Common Shares in this offering and the net tangible book value per share of our Common

Shares immediately after completion of this offering. Assuming that an aggregate of 34,965,035 Common Shares are sold at a price of CAD$2.02 per share, which was the last reported sale price of our Common Shares on Nasdaq on July 10, 2026 converted into Canadian dollars using the Bank of Canada daily average exchange rate on July 10, 2026 of U.S.$1.00 equals CAD$1.4146, and after deducting the commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of July 10, 2026, would have been approximately CAD$83.2 million, or CAD$1.02 per share. This increases the net tangible book value per share to existing shareholders and immediate dilution in net tangible book value of CAD$1.00 per share to investors purchasing our Common Shares in this offering. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share (giving effect to conversion from U.S. dollars to CAD)	CAD$		2.02
Net tangible book value per share as of July 10, 2026	CAD$	0.32
Increase in net tangible book value per share attributable to this offering	CAD$	0.70

As adjusted net tangible book value per share as of July 10, 2026, after giving effect to this offering	CAD$		1.02

Dilution per share to investor participating in this offering	CAD$		1.00

The table above assumes for illustrative purposes that an aggregate of 34,965,035 Common Shares are sold during the term of the offering at an offering price of CAD$2.02 per share, which was the last reported sale price of our Common Shares on Nasdaq on July 10, 2026 converted into Canadian dollars using the Bank of Canada daily average exchange rate on July 10, 2026 of U.S.$1.00 equals CAD$1.4146, for aggregate gross proceeds of approximately CAD$70.7 million. The Common Shares subject to the Sales Agreement are being sold from time to time at various prices. An increase of CAD$1.00 per share in the price at which the shares are sold from the assumed offering price of CAD$2.02 per share shown in the table above, assuming all of our Common Shares in the aggregate amount of approximately CAD$70.7 million during the term of the offering are sold at that price, would increase our adjusted net tangible book value per share after the offering to CAD$1.19 per share and would dilute the net tangible book value per share to new investors in this offering by CAD$0.84 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of CAD$1.00 per share in the price at which the shares are sold from the assumed offering price of CAD$2.02 per share shown in the table above, assuming all of our Common Shares in the aggregate amount of CAD$70.7 million during the term of the offering are sold at that price, would increase our adjusted net tangible book value per share after the offering to CAD$0.72 per share and would dilute the net tangible book value per share to new investors in this offering by CAD$1.31 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The number of our Common Shares outstanding is based on 46,711,866 Common Shares outstanding as of January 31, 2026 and excludes:

•	1,052,523 Common Shares issuable upon the exercise of outstanding stock options having a weighted-average exercise price of CAD$5.07 per share;

•	186,761 Common Shares issuable upon the exercise of outstanding warrants having a weighted-average exercise price of CAD$16.42 per share; and

•	1,291,028 restricted stock units.

To the extent that any of these shares are issued upon exercise or vesting of outstanding stock options, restricted stock units or warrants, investors purchasing our Common Shares in this Offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

Each Common Share entitles the holder thereof to one vote at any meeting of shareholders. The holders of Common Shares are entitled to receive if, as and when declared by the Company’s board of directors, dividends in such amounts as shall be determined by the board of directors. The holders of Common Shares have the right to receive the Company’s remaining property and assets in the event of a liquidation, dissolution or winding-up, whether voluntary or involuntary. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

The authorized capital of the Company consisted of an unlimited number of Common Shares without par value, of which 46,711,866 are issued and outstanding as of January 31, 2026. A summary of the material attributes of the Common Shares is set out in the Prospectus under the heading “Description of Share Capital—Common Shares”.

PLAN OF DISTRIBUTION

We have previously entered into a Sales Agreement with Jones, under which we may offer and sell our Common Shares from time to time through Jones acting as agent. Pursuant to this Prospectus Supplement and the accompanying base prospectus, we may offer and sell up to $50,000,000 of our Common Shares.

Sales of our Common Shares, if any, under this prospectus supplement and the accompanying base prospectus will be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our Common Shares under the Sales Agreement, we will notify Jones of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jones, unless Jones declines to accept the terms of such notice, Jones has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jones under the Sales Agreement to sell our Common Shares are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jones is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our Common Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jones may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jones a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our Common Shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we previously agreed to reimburse Jones for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $85,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jones under the terms of the Sales Agreement, will be approximately $213,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jones will provide written confirmation to us before the open on Nasdaq on the day following each day on which our Common Shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our Common Shares on our behalf, Jones will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jones will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jones against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jones may be required to make in respect of such liabilities.

The offering of our Common Shares pursuant to the Sales Agreement will terminate as permitted therein.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement was attached as an exhibit to a report on Form 6-K and is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Jones and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jones may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jones may at any time hold long or short positions in such securities.

The Common Shares offered hereby have not been qualified for sale under the securities laws of any province or territory of Canada and the Common Shares will only be sold on the facilities of an exchange or market outside Canada to purchasers who we have no reason to believe are resident in Canada and, in all other cases, to purchasers who are not located or resident in Canada.

A prospectus in electronic format may be made available on a website maintained by Jones, and Jones may distribute the Prospectus Supplement and the accompanying Prospectus electronically. The address of the Agent is JonesTrading Institutional Services LLC, 325 Hudson Street, 6th Floor, New York, New York 10013.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of Common Shares acquired pursuant to this offering. This summary applies only to U.S. Holders that hold Common Shares as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment purposes).

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from or relating to the acquisition, ownership, and disposition of Common Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address any U.S. federal alternative minimum tax, U.S. federal net investment income tax, U.S. federal estate and gift tax, U.S. state and local tax, or non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares or the special tax accounting rules under Section 451(b) of the Code. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisor regarding the U.S. federal income, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership, and disposition of Common Shares.

No ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to a U.S. Holder arising from or relating to the acquisition, ownership, and disposition of Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to change and various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary. There can be no assurance that the IRS will not challenge one or more of the tax considerations described in this summary.

Scope of this Summary

Authorities

This summary is based on the Code, Treasury Regulations (whether final, temporary, or proposed) promulgated thereunder, published rulings of the IRS, published administrative positions of the IRS, the current provisions of the Convention Between the United States of America and Canada with respect to Taxes on Income and Capital of 1980, as amended (the “Treaty”), and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Common Shares acquired pursuant to this offering that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are banks, financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) acquire Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) are cooperatives; (h) are partnerships or other flow-through entities (and partners or other owners thereof); (i) are S corporations (and shareholders thereof); (j) hold Common Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; (k) are governmental organizations; (l) are U.S. expatriates or former long-term residents of the United States subject to Section 877 or 877A of the Code; (m) pension plans; or (n) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of the outstanding shares of the Company. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal income, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity, the status of such partners (or owners) and certain determinations made at the entity level. This summary does not address the tax consequences to any such partner (or owner). Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.

Ownership and Disposition of Common Shares

The following discussion is subject in its entirety to the rules described below under the heading “Passive Foreign Investment Company Rules.”

Taxation of Distributions

The Company does not intend to declare or pay any cash dividends in the foreseeable future. A U.S. Holder that receives a distribution, with respect to a Common Share generally will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s adjusted tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares (see “Sale or Other Taxable Disposition of Common Shares” below). However, the Company may not maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may have to assume that the full amount of any distribution by the Company with respect to the Common Shares will constitute dividend income. Distributions on Common Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income.

Dividends received on Common Shares by corporate U.S. Holders generally will not be eligible for the “dividends received deduction” allowed to corporations under the Code with respect to dividends received from domestic corporations. Subject to applicable limitations and provided either that the Company is eligible for the benefits of the Treaty or the Common Shares are readily tradable on a U.S. securities market, dividends paid by the Company to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC (as defined below) in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

A U.S. Holder will generally recognize gain or loss on the sale or other taxable disposition of Common Shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such Common Shares sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such Common Shares are held for more than one year.

Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules

If the Company were to constitute a “passive foreign investment company” (“PFIC”) for any year during a U.S. Holder’s holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of Common Shares. The Company believes that it was not a PFIC for its tax year ended April 30, 2026. While the Company does not intend to become a PFIC for its current tax year or in the future, based on the cash raised in one or more offerings, current business plans and financial expectations and certain other transactions, the Company may be a PFIC for its current tax year and may be a PFIC in the future. The Company’s PFIC classification for its current or future tax years may depend on, among other things, how quickly the Company may raise cash pursuant to one or more offerings, the manner in which, and how quickly, the Company utilizes its cash on hand and the cash proceeds received from this offering, as well as on changes in the market value of Common Shares. Whether the Company is a PFIC for any taxable year will also depend on the composition of its income and the composition, nature and value of its assets from time to time (including the value of its goodwill, which may be determined by reference to the value of the Common Shares, which could fluctuate). No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by the Company (or any of its non-U.S. subsidiaries) concerning its PFIC status. Each U.S. Holder should consult its own tax advisors regarding the Company’s PFIC status or the PFIC status of each of the Company’s non-U.S. subsidiaries.

In any year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally will be a PFIC if, for a tax year, (a) 75% or more of its gross income in such tax year is passive income (the “PFIC income test”) or (b) 50% or more of the value of its assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

For purposes of the PFIC income test and PFIC asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, it will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by the Company from certain “related persons” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income. Passive assets generally include cash and assets readily convertible into cash.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of our direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax as described below under “Default PFIC Rules Under Section 1291 of the Code” on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Common Shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of Common Shares are made.

Default PFIC Rules Under Section 1291 of the Code

If the Company is a PFIC for any tax year during which a U.S. Holder owns Common Shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of Common Shares will depend on whether such U.S. Holder makes a “qualified electing fund” (“QEF”) election (a “QEF Election”) to treat the Company as a QEF or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to the Common Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a “Non-Electing U.S. Holder”) will be taxable as described below.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to: (a) any gain recognized on the sale or other taxable disposition of Common Shares; and (b) any “excess distribution” received on the Common Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds

125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Common Shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Common Shares of a PFIC (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on Common Shares or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder, must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the Common Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates, as discussed below). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If the Company is a PFIC for any tax year during which a U.S. Holder that holds Common Shares is a Non-Electing U.S. Holder, it will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether it ceases to be a PFIC in one or more subsequent tax years. If the Company ceases to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to Common Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such Common Shares were sold on the last day of the last tax year for which the Company was a PFIC.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election for the first tax year in which the holding period of its Common Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Common Shares.

If the Company is a PFIC, the Company does not plan to supply U.S. Holders with information that such U.S. Holders are required to report under the QEF rules. U.S. Holders should be aware that there can be no assurances that the Company will satisfy the record keeping requirements that apply to a QEF, or that it will supply U.S. Holders with information that such U.S. Holders are required to report under the QEF rules, in the event that the Company is a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to their Common Shares. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election with respect to the Company and any Subsidiary PFIC.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election with respect to Common Shares only if the Common Shares are marketable stock. The Common Shares generally will be “marketable stock” if the Common Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Each U.S. Holder should consult its own tax advisor in this matter.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Common Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Common Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the Common Shares for which the Company is a PFIC and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Common Shares.

A U.S. Holder that makes a Mark-to-Market Election must include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Common Shares as of the close of such tax year over (b) such U.S. Holder’s adjusted tax basis in such Common Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the lesser of (a) the excess, if any, of such U.S. Holder’s adjusted tax basis in the Common Shares, over the fair market value of such Common Shares or (b) the excess, if any, of the amount of mark-to-market gain included in the gross income of such U.S. Holder for prior tax years over the amount allowed to such U.S. Holder as a deduction with respect to such stock for prior tax years.

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Common Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations.

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Common Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Common Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Common Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which the Common Shares are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

Certain additional adverse rules may apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether such U.S. Holder makes a QEF Election or Mark-to-Market Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses Common Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Common Shares.

In addition, a U.S. Holder who acquires Common Shares from a decedent will not receive a “step up” in tax basis of such Common Shares to fair market value unless such decedent had a timely and effective QEF Election in place.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the PFIC rules (including the availability and advisability of making a QEF Election or Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange, or other taxable disposition of Common Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt or, if applicable, the date of settlement if the Common Shares are traded on an established securities market (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the Common Shares will be treated as foreign-source income, and generally will be treated as “passive category income” for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of Common Shares generally will be U.S. source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Treaty may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the “Foreign Tax Credit Regulations”) impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U. S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, Common Shares will generally be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules generally will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

LEGAL MATTERS

Certain legal matters related to the securities offered by this Prospectus Supplement will be passed upon on the Company’s behalf by Mintz LLP, and on the Agent’s behalf by Osler, Hoskin & Harcourt LLP, with respect to matters of Canadian law. Certain legal matters relating to U.S. federal and New York State law with respect to the offering will be passed upon on the Company’s behalf by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., and on behalf of JonesTrading Institutional Services LLC by Cooley LLP, New York, New York.

AUDITORS, REGISTRAR AND TRANSFER AGENT

For fiscal year ended April 30, 2025 and 2024, Grant Thornton LLP served as auditors of the Company, at its offices located at 700 Milam St., Suite 300, Houston, Texas, 77002. The auditors of the Company are Davidson & Company, LLP, at its offices located at 1200—609 Granville Street, PO Box 10372, Vancouver, BC, Canada V7Y 1G6.

Grant Thornton LLP and Davidson & Company, LLP are independent from the Company within the meaning of the rules of professional conduct of the Chartered Professional Accountants of British Columbia and within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

The audited consolidated financial statements incorporated by reference in this Prospectus Supplement and elsewhere in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The transfer agent and registrar for the Common Shares in Canada is Vinyl Equity at its principal offices in PO Box 247 Winnetka, IL 6009.

ENFORCEMENT OF CIVIL LIABILITIES

MindWalk is a corporation organized under the laws of the Province of British Columbia. Some of MindWalk’s directors reside outside the United States, and a substantial portion of MindWalk’s assets and all or a substantial portion of the assets of these persons are located outside the United States.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued, or otherwise organized under the laws of a foreign jurisdiction or that resides outside of Canada, even if the party has appointed an agent for service of process.

The Company has appointed an agent for service of process in the United States. It may be difficult for investors who reside in the United States to effect service of process in the United States upon the Company, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any of the directors referred to above. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the Securities described in this Prospectus Supplement, as applicable. This Prospectus Supplement and the accompanying Prospectus, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are required to file with the securities commission or authority in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island, and Newfoundland¸ in Canada, annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Prospectus Supplement is deemed, as of the date hereof, to be incorporated by reference in the accompanying Prospectus only for the purpose of the distribution of the Common Shares pursuant to this offering.

The following documents filed by the Company are specifically incorporated by reference into, and form an integral part of, the Prospectus as supplemented by this Prospectus Supplement:

•	our Annual Report on Form 20-F for the fiscal year ended April 30, 2025 filed with the SEC on July 29, 2025;

•

the information contained in our Reports on Form 6-K furnished to the SEC on September 15, 2025, October  14, 2025, October  21, 2025, November  6, 2025, November  7, 2025, December  15, 2025, and March 12, 2026 (each to the extent expressly incorporated by reference into our effective registration statements); and

•

the description of our common shares contained in Annual Information Form included as Exhibit 99.119 to Amendment No. 4 to our Registration Statement on Form 40-F filed with the SEC on December  28, 2020, including any amendments or reports filed for the purpose of updating such description, including Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended April 30, 2025.

Any such documents which are filed on Form 40-F or Form 20-F, as applicable, with, or (if and to the extent expressly provided) furnished on Form 6-K to, the SEC after the date of this Prospectus Supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in the Prospectus, this Prospectus Supplement and the Registration Statement, of which the Prospectus and this Prospectus Supplement form part. In addition, the Company may incorporate by reference into the Prospectus or the Registration Statement on Form F-3 that contains this Prospectus Supplement other information from documents that the Company will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, if and to the extent expressly provided therein. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated or deemed to be incorporated herein or therein by reference.

Copies of the documents incorporated by reference in the Prospectus, as supplemented by this Prospectus Supplement, may be obtained on written or oral request without charge from MindWalk, at Industrious 823 Congress Ave, Suite 300, Austin, Texas 78701, telephone: (800) 620-4187 or by accessing the disclosure documents through the internet on the SEC’s Electronic Data Gathering, Analysis, and Retrieval System, or EDGAR, at www.sec.gov/edgar.

Any statement contained in this Prospectus Supplement, in the accompanying Prospectus, or in a document (or part thereof) incorporated or deemed to be incorporated by reference therein or herein shall be deemed to be modified or superseded, for purposes of this Prospectus Supplement or the accompanying Prospectus, to the extent that a statement contained herein or therein, or in any subsequently filed document (or part thereof) which also is, or is deemed to be, incorporated by reference in this Prospectus Supplement or the Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement or the Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set out in the document or statement that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

References to the Company’s website in any documents that are incorporated by reference into this Prospectus Supplement do not incorporate by reference the information on such website into this Prospectus Supplement, and the Company disclaims any such incorporation by reference.

MindWalk Holdings Corp.

Up to $50,000,000

Common Shares

PROSPECTUS SUPPLEMENT

    , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Sections 160 to 163 of the Business Corporations Act (British Columbia) provide as follows:

160	Subject to section 163, a company may do one or both of the following:

(a)	indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable;

(b)	after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

161

Subject to section 163, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party

(a)	has not been reimbursed for those expenses, and

(b)	is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

162 (1)

Subject to section 163 and subsection (2) of this section, a company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

(2)

A company must not make the payments referred to in subsection (1) unless the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by section 163, the eligible party will repay the amounts advanced.

163 (1)	A company must not indemnify an eligible party under section 160(a) or pay the expenses of an eligible party under section 160(b), 161 or 162 if any of the following circumstances apply:

(a)

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b)

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be;

(d)

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

(2)	If an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not do either of the following:

(a)	indemnify the eligible party under section 160(a) in respect of the proceeding;

(b)	pay the expenses of the eligible party under section 160(b), 161 or 162 in respect of the proceeding.

Article 21 of the Articles of the Registrant provides as follows:

21.2	Mandatory Indemnification of Directors and Former Directors

Subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.3	Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person. This is covered by ensuring that the Company carry the appropriate insurance ie. General commercial liability, errors and omissions, product liability, key person insurance.

21.4	Non-Compliance with Business Corporations Act

The failure of a director, alternate director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which they are entitled under this Part.

21.5	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or their heirs or legal personal representatives) who:

(1)	is or was a director, alternate director, officer, employee or agent of the Company;

(2)	is or was a director, alternate director, officer, employee or agent of a corporation at a time the corporation is or was an affiliate of the Company;

(3)	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4)	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; and

(5)	against any liability incurred by them as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

To the extent permitted by law, the Company has entered into an indemnification agreement with its directors for liabilities incurred while performing their duties. The Company also maintains directors’ & officers’ liability insurance which protects individual directors and officers and the Company against claims made, provided they acted in good faith on behalf of the Company, subject to policy restrictions.

Item 9. Exhibits.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

Exhibit No.	Exhibit Description

1.1*	Form of Underwriting Agreement for Common Shares, Warrants, Preferred Shares, Subscription Receipts, Debt Securities, Units

4.1	Notice of Articles and Articles of ImmunoPrecise Antibodies Ltd. (incorporated by reference to Exhibit 4.1 to the Company’s Form F-3 filed with the SEC on July 11, 2023)

4.2	Certificate of Change of Name of MindWalk Holdings Corp.

4.3	ImmunoPrecise Antibodies Ltd. 2025 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 4.2 of the Company’s Form S-8 filed with the SEC on October 20, 2025)

4.4	Form of Debenture Indenture

4.5	Form of Specimen Stock Certificate (incorporated by reference to Exhibit 4.4 to the Company’s Form F-3 filed with the SEC on July 11, 2023)

4.6*	Form of Warrant Indenture

4.7*	Form of Subscription Receipt Agreement

4.8*	Form of Unit Agreement

4.9	Sales Agreement between MindWalk Holdings Corp. and JonesTrading Institutional Services LLC, dated November 7, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Form 6-K filed with the SEC on November 7, 2025)

5.1	Opinion of Mintz LLP regarding legality of securities being registered

5.2	Opinion of Mintz LLP

5.3	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Grant Thornton LLP

23.2	Consent of Mintz LLP (included in Exhibit 5.1)

23.3	Consent of Mintz LLP (included in Exhibit 5.2)

23.4	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.3)

24.1	Power of Attorney (included as part of signature page to this Registration Statement)

107	Filing Fee Table

*

To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report of Foreign Private Issuer on Form 6-K, and incorporated herein by reference if necessary or required by the transaction.

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of ST. Paul, State of Minnesota, on July 13, 2026.

MINDWALK HOLDINGS CORP.

By:	/s/ Jennifer L. Bath
Name: Jennifer L. Bath
Title: Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, the undersigned officers and directors of MindWalk Holdings Corp., hereby severally constitute and appoint Jennifer L. Bath and R. Scott Areglado, and each of them singly (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jennifer L. Bath Jennifer L. Bath	Chief Executive Officer, President and Director (Principal Executive Officer)	July 13, 2026

/s/ R. Scott Areglado R. Scott Areglado	Chief Financial Officer (Principal Financial and Accounting Officer)	July 13, 2026

/s/ Dirk Witters Dirk Witters	Chairman of the Board of Directors	July 13, 2026

/s/ Jon Lieber Jon Lieber	Director	July 13, 2026

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of MindWalk Holdings Corp. in the United States, on July 13, 2026.

By:	/s/ Jennifer L. Bath
Name: Jennifer L. Bath
Title: Chief Executive Officer and President